              STANDARD BRANDS PAINT LIQUIDATING PROPERTY TRUST





                            AMENDED AND RESTATED
                    LIQUIDATING PROPERTY TRUST AGREEMENT
                         dated as of May 16, 1995,


                                   among

                         STANDARD BRANDS PAINT CO.
                                    and
                     STANDARD BRANDS REALTY CO., INC.,
                               as DEPOSITORS,

                       STANDARD BRANDS PAINT COMPANY,

                            CORIMON CORPORATION,
                       SBP LIQUIDATING PROPERTY CO.,
                   SUN LIFE INSURANCE COMPANY OF AMERICA,
                    ANCHOR NATIONAL LIFE INSURANCE CO.,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                                    and
              TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY,

                    TRANSAMERICA REALTY SERVICES, INC.,
                         as DISPOSITION AGENT, and

                 BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                 as TRUSTEE

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                             TABLE OF CONTENTS


                                                                       Page


                                 SECTION 1.
                                DEFINITIONS . . . . . . . . . . . . . .   5
      1.1.   Definitions  . . . . . . . . . . . . . . . . . . . . . . .   5
      1.2.   Other Definitional Provisions  . . . . . . . . . . . . . .  17


                                 SECTION 2.
               DECLARATION OF LIQUIDATING TRUST; ISSUANCE AND
              TRANSFER OF CERTIFICATES OF BENEFICIAL INTEREST;
                             DUTIES OF TRUSTEE  . . . . . . . . . . . .  17
      2.1.   Declaration and Purpose of Liquidating
                Trust and Termination Thereof . . . . . . . . . . . . .  17
      2.2.   Transfer of Property to the Trust; Acceptance
                by Trustee; Situs of Trust and Title to Trust
                Property  . . . . . . . . . . . . . . . . . . . . . . .  20
      2.3.  Certificates of Beneficial Interest . . . . . . . . . . . .  21
      2.4.  Tax Reporting . . . . . . . . . . . . . . . . . . . . . . .  24
      2.5.  Further Assurances  . . . . . . . . . . . . . . . . . . . .  24
      2.6.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . .  24
      2.7.  Instructions to Trustee . . . . . . . . . . . . . . . . . .  25
      2.8.  Furnishing of Documents . . . . . . . . . . . . . . . . . .  26
      2.9.  Liability of Company and Depositors . . . . . . . . . . . .  26
      2.10. Restrictions on Transfers of Loans under the
                Trust Loan Agreement  . . . . . . . . . . . . . . . . .  27

                                 SECTION 3.
                TRUST LOAN AGREEMENT; PLEDGE OF COLLATERAL;
                             DISPOSITION AGENT;
                      TRUST ACCOUNTS AND OTHER MATTERS  . . . . . . . .  27
      3.1.  Execution of the Trust Loan Documents and
              Related Agreements, Pledge of Collateral
              and Other Matters   . . . . . . . . . . . . . . . . . . .  27
      3.2.  [Intentionally Omitted] . . . . . . . . . . . . . . . . . .  28
      3.3.  Designation and Role of Disposition Agent . . . . . . . . .  29
      3.4.  Collections, Distributions and Investments  . . . . . . . .  36


                                 SECTION 4.
          REPRESENTATIONS AND WARRANTIES OF DEPOSITORS AND COMPANY  . .  38
      4.1.  Good Standing.  . . . . . . . . . . . . . . . . . . . . . .  38
      4.2.  Corporate Power . . . . . . . . . . . . . . . . . . . . . .  38
      4.3.  Consents and Approvals  . . . . . . . . . . . . . . . . . .  38
      4.4.  Title to Trust Property . . . . . . . . . . . . . . . . . .  39
      4.5.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . .  39

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      4.6.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . .  39
      4.7.  Compliance with Law . . . . . . . . . . . . . . . . . . . .  39
      4.8.  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . .  39
      4.9.  Environmental Matters . . . . . . . . . . . . . . . . . . .  39
      4.10. Incorporation of Representations and
              Warranties from the Trust Loan Agreement  . . . . . . . .  40


                                 SECTION 5.
              REPRESENTATIONS AND WARRANTIES OF TRUST COMPANY . . . . .  41
      5.1.  Good Standing . . . . . . . . . . . . . . . . . . . . . . .  41
      5.2.  Corporate Power . . . . . . . . . . . . . . . . . . . . . .  41
      5.3.  Consents and Approvals  . . . . . . . . . . . . . . . . . .  41
      5.4.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . .  41


                                 SECTION 6.
                       CERTAIN COVENANTS OF COMPANY,
                     DEPOSITORS, HOLDERS AND THE TRUST  . . . . . . . .  42
      6.1.  Title to Trust Property . . . . . . . . . . . . . . . . . .  42
      6.2.  Notification of Transfer  . . . . . . . . . . . . . . . . .  42
      6.3.  Investment Company  . . . . . . . . . . . . . . . . . . . .  42
      6.4.  Deduction of Environmental Expenditures . . . . . . . . . .  42


                                 SECTION 7.
            CONCERNING TRUSTEE, DISPOSITION AGENT AND THE TRUST . . . .  42
      7.1.  General Matters Relating to Trustee and
                Disposition Agent . . . . . . . . . . . . . . . . . . .  42
      7.2.  Books and Records; Mailings to Holder . . . . . . . . . . .  45
      7.3.  Compensation and Indemnification  . . . . . . . . . . . . .  45
      7.4.  Resignation, Discharge or Removal of Trustee;
                Successor . . . . . . . . . . . . . . . . . . . . . . .  48
      7.5.  Qualification of Trustee  . . . . . . . . . . . . . . . . .  50
      7.6.  Co-trustees and Separate Trustees . . . . . . . . . . . . .  50
      7.7.  Not Acting In Individual Capacity . . . . . . . . . . . . .  51
      7.8.  Resignation, Discharge or Removal of
                Disposition Agent; Successor  . . . . . . . . . . . . .  52
      7.9.  Termination . . . . . . . . . . . . . . . . . . . . . . . .  53
      7.10. Co-Disposition Agent and Separate Disposition
                Agents  . . . . . . . . . . . . . . . . . . . . . . . .  53


                                 SECTION 8.
            REPRESENTATIONS AND WARRANTIES OF DISPOSITION AGENT . . . .  55
      8.1.  Corporate Power and Authority . . . . . . . . . . . . . . .  55
      8.2.  Authorization of Agreements . . . . . . . . . . . . . . . .  55
      8.3.  No Conflict . . . . . . . . . . . . . . . . . . . . . . . .  55

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      8.4.  Governmental Consents . . . . . . . . . . . . . . . . . . .  55
      8.5.  Binding Obligation  . . . . . . . . . . . . . . . . . . . .  55


                                 SECTION 9.
                               MISCELLANEOUS  . . . . . . . . . . . . .  56
      9.1.  Benefit of Agreement. . . . . . . . . . . . . . . . . . . .  56
      9.2.  Severability  . . . . . . . . . . . . . . . . . . . . . . .  56
      9.3.  Amendments and Waivers  . . . . . . . . . . . . . . . . . .  56
      9.4.  Notices; Instructions . . . . . . . . . . . . . . . . . . .  56
      9.5.  Termination of this Agreement; No Power
              to Revoke or Withdraw Trust Property  . . . . . . . . . .  57
      9.6.  Nature of Interest in Trust Property  . . . . . . . . . . .  60
      9.7.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .  60
      9.8.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . .  60
      9.9.  Limitations on Rights of Others . . . . . . . . . . . . . .  60
      9.10. Merger and Consolidation  . . . . . . . . . . . . . . . . .  61
      9.11. Entire Agreement  . . . . . . . . . . . . . . . . . . . . .  61

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SCHEDULES:

Schedule A  Remaining Initial Properties
Schedule B  Additional Properties
Schedule C  Annual Rentals
Schedule D  Estimated Sales Price
Schedule E  Maintenance Costs
Schedule F  Existing Third Party Leases
Schedule G  Environmental Liabilities
Schedule H  Percentage Interests
Schedule I  Signature Block



EXHIBITS:

I     Form of Certificate of Beneficial Interest
II    Form of Trust Transfer Documents


APPENDIX A

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

              STANDARD BRANDS PAINT LIQUIDATING PROPERTY TRUST
                            AMENDED AND RESTATED
                    LIQUIDATING PROPERTY TRUST AGREEMENT



            AMENDED AND RESTATED LIQUIDATING PROPERTY TRUST AGREEMENT relating to STANDARD BRANDS PAINT LIQUIDATING PROPERTY TRUST (the "Trust"), dated as of May 16, 1995, by and among (i) STANDARD BRANDS PAINT CO., a California corporation, and STANDARD BRANDS REALTY CO., INC., a California corporation (collectively, "Depositors"), (ii) STANDARD BRANDS PAINT COMPANY, a Delaware corporation ("Company"), (iii) CORIMON CORPORATION, a Delaware corporation ("Corimon"), SBP LIQUIDATING PROPERTY CO., a Delaware corporation ("Property Co."), SUN LIFE INSURANCE COMPANY OF AMERICA, an Arizona corporation, ANCHOR NATIONAL LIFE INSURANCE CO., a California corporation, TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California corporation, and TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY, a North Carolina corporation (collectively, "Holders"), (iv) TRANSAMERICA REALTY SERVICES, INC., a Delaware corporation ("Disposition Agent"), and
(v) BANKERS TRUST COMPANY OF CALIFORNIA, N.A. (in its individual capacity, "Trust Company").


                                  RECITALS

            1. Effective as of the Initial Effective Date, Depositors transferred the properties listed on Schedule A, annexed hereto (the "Initial Properties") to the Trust subject to (a) $68,671,980 in principal amount of outstanding loans (the "Original Trust Loans") under the Amended and Restated Loan Agreement, dated as of June 14, 1993 (as amended, supplemented and otherwise modified from time to time, the "Existing Insurance Company Loan Agreement") among Company, Depositors, The Art Store, a California corporation ("TAS"), Sun Life Insurance Company of America, Anchor National Life Insurance Co., Transamerica Occidental Life Insurance Company and Transamerica Life Insurance and Annuity Company, as lenders (collectively, "Lenders"), and Servicing Agent (capitalized terms used in these Recitals without definition have the respective meanings assigned such terms in Section 1.1) secured by a first priority lien on such Initial Properties, and (b) a second lien securing obligations under the New Loan Agreement, dated as of March 16, 1994 (as amended, supplemented and otherwise modified from time to time, the "New Loan Agreement") among Company, Depositors, Lenders, Standard Brands Paint Collateral Trust ("SBP Collateral Trust"), as a lender thereunder, and Servicing Agent. In exchange for such transfer the Depositors received Certificates of Beneficial Interest evidencing 100% of the beneficial interest in the Trust.

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

            2. Company and Depositors transferred the Initial Properties to the Trust pursuant to the Standard Brands Paint Liquidating Property Trust Liquidating Property Trust Agreement dated as of July 12, 1994 among Company, Depositors, Transamerica Realty Services, Inc. and Trust Company (the "Original Trust Agreement"). The Trust was created to dispose of the Initial Properties as expeditiously as possible as provided therein.

            3. The Original Trust Loan Agreement was amended and restated pursuant to an Amended and Restated Trust Loan Agreement dated as of July 12, 1994 (the "Original Trust Loan Agreement") among Trustee on behalf of the Trust, as Borrower, Lenders and Servicing Agent.

            4. As of the date hereof, the Trust has disposed of 28 of the Initial Properties. The Trust continues to own 50 properties, as indicated on Schedule A annexed hereto (the "Remaining Initial Properties"), which consist of 46 properties which Depositors operate or formerly operated as retail stores, 2 properties which Depositors operated or formerly operated as warehouses and 2 parcels of vacant land. The Remaining Initial Properties that are currently operated by the Depositors are identified as such on Schedule A annexed hereto, and, together with the Additional Properties, are referred to herein as the "Operational Properties". The Remaining Initial Properties that are no longer operated by Depositors are identified as such in Schedule A, annexed hereto and are referred to herein as the "Vacant Properties", and the Remaining Initial Properties that are leased to third parties are identified as such in Schedule A annexed hereto and are referred to herein as the "Leased Properties". As a result of the sales of the 28 Initial Properties, the outstanding amount of the Original Trust Loans has been reduced to $50,415,166.36 in principal amount (the "Remaining Trust Loans") and, as of the date hereof, accrued and unpaid interest on the Remaining Trust Loans is $0.

            5. On May 15, 1995, Section 2.9 of the Original Trust Agreement was amended (a) by adding Section 2.9(c) to provide that the Holders shall be jointly and severally liable directly to and shall indemnify each creditor of the Trust for all losses, claims, damages, liabilities and expenses of the Trust, including fees, expenses, Taxes, income taxes, and other liabilities of the Trust (other than any liability with respect to the Original Trust Loans) to the extent the Holder would be liable if the Trust were a partnership formed under the California Uniform Partnership Act, and (b) by deleting the penultimate sentence in
Section 9.5(a). In addition, any third party creditors of the Trust were deemed third party beneficiaries of Section 2.9(c).

            6. Depositors collectively own 15 properties listed on Schedule B annexed hereto (the "Additional Properties" and together with the Remaining Initial Properties, the "Properties") which consist of Operational Properties operated by Depositors as retail paint stores.

            7. Depositors have granted first priority liens on the Additional Properties to Servicing Agent, which secure obligations of Company and Depositors under the Existing Insurance Company Loan Agreement.

            8. Company and Depositors have determined that it is in their best interests to transfer the Additional Properties to the Trust subject to certain of the loans outstanding under the Existing Loan Agreement and have the Trust dispose of all of the Additional Properties as expeditiously as possible as provided herein.

            9. In order to permit Depositors to operate the Operational Properties prior to their disposition, the Trust has and will lease back to Depositors pursuant to the Depositors Leases (as defined below) such Properties, on a triple net bond type lease basis, for a minimum annual rental payable monthly equal to the minimum monthly rent corresponding to each such Property as set forth on Schedule C. The disposition of the Properties will be enhanced by such leases and said disposition will be subject to such leases.

            10. In connection with the transfer and deposit of the Additional Properties into the Trust, Company and Depositors have requested that Lenders under the Existing Insurance Company Loan Agreement permit the transfer and deposit of the Additional Properties subject to $14,250,781.00 in principal amount of the outstanding loans under the Existing Insurance Company Loan Agreement (the "Additional Trust Loans") which shall continue to be secured by the Properties and reduce Company's and its Subsidiaries' (including Depositors') obligations in respect of the Trust Loans as provided in the Trust Acknowledgement Agreement. The Additional Trust Loans and the Remaining Trust Loans are hereinafter referred to as the "Trust Loans".

            11. The Trust Loans will be amended and restated pursuant to the Trust Loan Agreement. The principal and interest on the Trust Loans prior to the maturity thereof shall be payable from the proceeds from the disposition of the Properties and lease payments as provided herein and in the Trust Loan Agreement. Company and Depositors have determined that the agreements of Lenders, including those described in the preceding sentence, will, among other things, reduce Company's and Depositors' current liabilities and allow Company and Depositors to restructure their retail operations.

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

            12. Pursuant to such transfer and certain modifications to the liens encumbering the Properties occurring simultaneously herewith, the Properties shall in the aggregate become subject to the lien of all of the Trust Loans without regard to whether the Trust Loan is an Additional Trust Loan or a Remaining Trust Loan and without regard to whether a particular Property is a Remaining Initial Property or an Additional Property.

            13. For ease of reference and clarity, Company, Depositors, Disposition Agent and Trust Company desire to restate the Original Trust Agreement and the Holders desire to become a party to the Original Trust Agreement to incorporate the amendments made hereby. The parties hereto expressly disclaim any intent to effect a novation or an extinguishment or discharge of the Original Trust Agreement as a result of entering into this Agreement and the other documents contemplated herein.

            14. In order to facilitate and coordinate the disposition of the Properties, the Trustee (as defined below) has engaged Disposition Agent (as defined below), as agent of the Trust and Trustee, to dispose of the Properties and perform the other services set forth herein.

            15. Immediately upon the deposit of the Additional Properties to the Trust by the Depositors, Depositors will sell their Certificates of Beneficial Interest to the Holders (as defined below) as follows: a 49% beneficial interest to Corimon; a 31% beneficial interest to Fidelity which will immediately deposit such Certificates of Beneficial Interest in Property Co. in exchange for all of the outstanding stock of Property Co.; and a 20% beneficial interest to the Lenders (allocated among such Lenders as set forth in Schedule 1 to Appendix A hereto) in consideration of the release of claims for Contingent Interest (as defined in the Original Trust Loan Agreement) on the Trust Loans.

            16. Effective upon the transfer of the Additional Properties to the Trust, the obligations of Company and Depositors under the New Loan Agreement will be exchanged for common and preferred stock of Company and, accordingly, the New Loan Agreement will be terminated and the liens on the Properties securing the obligations thereunder will be released.

            17. After such transfer, the Certificates of Beneficial Interest held by Property Co. and Corimon shall be pledged to secure their obligations to Lenders under the Note Purchase Agreement and any distributions thereon shall be used on an after-tax basis to purchase obligations of Company and Depositors owing to Lenders under the Existing Loan Agreement as more fully set forth in the Note Purchase Agreement.

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

            18. This Agreement is completely amended and restated hereunder immediately upon the transfer of the beneficial interest in the Trust to Corimon, Property Co. and the Lenders, as set forth in Recital 15 above.


      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto, as of the transfer to the Holders of the Certificates of Beneficial Interest, as set forth in Recital 15, hereby agree as follows:


                                 SECTION 1.
                                DEFINITIONS

1.1. Definitions. Capitalized terms set forth below shall have the following meanings when used in this Agreement:

      "Act of Bankruptcy" means, with respect to any Person, (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, which decree or order is not stayed; (ii) any other similar relief shall be granted under any applicable federal or state law; (iii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over such Person, or over all or a substantial part of property, shall have been entered; (iv) an involuntary appointment of an interim receiver, trustee, or other custodian of such Person for all or a substantial part of property has occurred; (v) the issuance of a warrant of attachment, execution, or similar process against any substantial part of the property of such Person, and the continuance of any such events described above for 60 days has occurred (unless dismissed, bonded, or discharged); or (vi) such Person shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property.

      "Actual Knowledge" means the actual knowledge of any vice president or assistant vice president in the Corporate Trust Office of Trustee.

      "Additional Properties" has the meaning assigned such term in the Recitals hereof.

      "Additional Properties Lease" means that certain Additional Properties Lease, substantially in the form of Exhibit II-B annexed hereto among the Trust and Depositors pursuant to which the Additional Properties are leased to Depositors subject to the terms and conditions set forth therein, as such Additional Properties Lease may be amended, supplemented or otherwise modified from time to time.

      "Additional Trust Loans" has the meaning assigned such term in the Recitals hereof.

      "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. In no event shall any Lender, Disposition Agent, Servicing Agent or SBP Collateral Trust be deemed to be an Affiliate of Company or any of its Subsidiaries, including the Trust.

      "Agreement" means this Amended and Restated Liquidating Property Trust Agreement, as it may be amended, supplemented or otherwise modified from time to time.

      "Amended and Restated Memorandum of Understanding" means the Amended and Restated Memorandum of Understanding dated as of May 16, 1995, among Company, Depositors, Lenders, Servicing Agent, the trustee of the SBP Collateral Trust and the Trust, as such agreement may be amended, supplemented or otherwise modified from time to time.

      "Authorized Officer" means the president or any vice president, investment officer or assistant vice president of any Person.

      "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

      "Cash Equivalents" has the meaning assigned such term in the Trust Loan Agreement.

      "Certificate of Beneficial Interest" means a certificate representing beneficial ownership interests in the Trust substantially in the form of
Exhibit I annexed hereto.

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


      "Certificate Pledge Agreement" means that certain Pledge Agreement pursuant to which Corimon and Property Co. as Holders pledge their Certificates of Beneficial Interest to Transamerica Occidental Life Insurance Company, as Servicing Agent under the Existing Insurance Company Loan Agreement, to secure the obligations of Corimon and Property Co. under the Note Purchase Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time.

      "Collateral" means all right, title and interest of the Trust (and of Trustee and any co-trustee or separate trustee to the extent title is deemed vested in any such Person in accordance with this Agreement) in and to the Trust Property (including, without limitation, the Properties), in which a security interest is granted to Servicing Agent under and in accordance with the Trust Loan Documents and in accordance with
Section 3.1, including, without limitation, (i) all proceeds of sales received or to be received, or derived or to be derived, now or at any time hereafter from or in connection with such Collateral and (ii) all powers and rights of Trustee and the Trust now or hereafter acquired by Trustee or the Trust and rights of enforcement under or to such Collateral.

      "Collection Account" means the Collection Account established and maintained by Disposition Agent in accordance with Section 3.4.

      "Collections" means all cash receipts of every nature received by or on behalf of the Trust in respect of any Trust Property and all cash receipts received on account of reimbursement or indemnification obligations of Company or any Depositor hereunder.

      "Company" has the meaning assigned such term in the Recitals hereof.

      "Corporate Trust Office" means the principal corporate trust or other similar office of Trustee.

      "Depositors" has the meaning assigned such term in the Recitals hereof.

      "Depositors Leases" means collectively, the Master Lease dated as of July 12, 1994, as amended and the individual leases for certain of the Properties, all in such form acceptable to the parties hereto, among the Trust and Depositors pursuant to which the Operational Properties are leased to Depositors subject to the terms and conditions set forth therein, as such Depositors Leases may be amended, supplemented or otherwise modified from time to time.

      "Disposition Agent" means Transamerica Realty Services, Inc. in its capacity as disposition agent pursuant to Section 3.3, and any

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

Person that becomes a successor Disposition Agent pursuant to Section 7.8.

      "Disposition Agent Fees" means the Administration Fee and the Disposition Fee payable to Disposition Agent, as such terms are defined in
Section 3.3.

      "Disposition Agreements" means any and all agreements entered into from time to time by Disposition Agent on behalf of the Trust or by Trustee at the instruction of Disposition Agent in connection with the disposition of any Property, including, without limitation, any listing or similar agreement with any broker or any agreement for the sale of any Property.

      "Disposition Improvements" means any physical additions or changes to any Property made for the specific purpose of facilitating a lease or sale of such property, including, but not limited to the following: (i) replacement of roofs or repairs in excess of $20,000, or with respect to the Torrance properties, $50,000 per occurrence, (ii) installation or replacement of security fences, (iii) work on HVAC (heating, ventilation and air conditioning) in excess of $5,000 per occurrence, (iv) major overhaul or repairs on Properties, (v) parking lot resurfacing, and (vi) structural changes or structural repairs in excess of $100,000 per occurrence. Disposition Improvements do not include (y) Maintenance Costs or (z) Environmental Expenditures, except as authorized by Disposition Agent in its sole discretion.

      "Distribution Date" means any Business Day on which Disposition Agent has immediately available funds in the Collection Account at 8:00 a.m. (Pacific time) on such day or any other Business Day on which Disposition Agent elects to distribute the amounts available in the Collection Account pursuant to Section 3.4. The Disposition Agent shall use reasonable efforts to notify Trustee at least five (5) Business Days prior to each Distribution Date.

      "Effective Date" means the date on which all of the conditions set forth in Section 3.1 required to be satisfied on or prior to the Effective Date have occurred, as evidenced by an officer's certificate of Depositors.

      "Environmental Claims" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, Depositors, any of their respective Subsidiaries, any of their respective Affiliates or any Property.

      "Environmental Expenditures" means any and all actual costs and expenses incurred in connection with any matter relating to Hazardous Materials or Environmental Laws, including, without limitation, all Environmental Claims, fees, expenses and disbursements of environmental consultants retained for the Properties and all other actual costs and expenses incurred by Company, Depositors, Trustee, Servicing Agent or Disposition Agent in connection with any of the foregoing, including, but not limited to, approximately $100,000 to complete an environmental clean up near the South Warehouse in Torrance, California.

      "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to
(i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. sec. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. sec. 1251 et seq.), the Clean Air Act (42 U.S.C. sec. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. sec. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. sec. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C.
sec. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. sec. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

      "Estimated Sales Price" shall mean the estimated sales price for each Property, as set forth in the Leventhal Report and on Schedule D attached hereto, determined by opinions of the staff of Disposition Agent based on interviews with employees of the Company without independent verification from Kenneth Leventhal & Company (Schedule D also lists the 1992 vacant values for the Properties that were taken from a report prepared by Buss-Shelger and used to create the balance sheet for the Trust).

      "Event of Default" has the meaning assigned such term in the Trust Loan Agreement.

      "Existing Insurance Company Loan Agreement" has the meaning assigned such term in the Recitals hereto and, following the Effective Date, shall also mean the Third Amended and Restated Existing Loan Agreement dated as of May 16, 1995 among Company, Depositors, Lenders and Servicing Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

      "Existing Insurance Company Loan Documents" has the meaning assigned to the term "Loan Documents" in the Existing Insurance Company Loan Agreement.

      "Fee Agreement" means the letter from Trustee to Company, dated December 27, 1994.

      "Fidelity" means Fidelity Capital & Income Fund and Kodak Retirement Income Plan Trust Fund.

      "Governmental Authorization" means any permits, license, authorization, plan, directive, consent order or consent decree of or from any foreign, federal, state or local governmental authority, agency or court.

      "Gross Proceeds of Insurance or Condemnation" means the proceeds of any insurance payment or condemnation award received by the Trust in connection with the damage, destruction, or condemnation of any Property.

      "Gross Sale Proceeds" means the gross cash received from the sale or other disposition of any Property or other Trust Property.

      "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Properties.

      "Holder" means a holder of a Certificate of Beneficial Interest in the Trust in accordance with this Agreement.

      "Initial Properties" has the meaning assigned such term in the Recitals hereof.

      "Initial Effective Date" means August 1, 1994.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

      "Lender" or "Lenders" has the meaning assigned such term in the Recitals hereof.

      "Leased Properties" has the meaning assigned such term in the Recitals hereof.

      "Leventhal Report" means the report dated April 7, 1994 prepared by Kenneth Leventhal & Company, which sets forth, among other things, the anticipated sales date, the estimated sales price and the estimated closing costs with respect to each Property.

      "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

      "Liquidating Trust Committee" means a committee to be established prior to the Effective Date that will generally review the liquidation of the Properties pursuant to this Agreement, and will consist of John Casparian, Lyman Lokken, Robert Sydow and Howard S. Schwartz, and any additional or substitute members selected by the members then serving on such committee.

      "Maintenance Costs" means all maintenance and operation costs of every nature of all Properties, including, without limitation, Taxes, other costs typically paid by a tenant under a "triple-net" lease and those costs set forth on Schedule E annexed hereto, but excluding costs for Disposition Improvements or Environmental Expenditures.

      "Market Rent Leased Properties" means those Properties identified as such on Schedule A annexed hereto.

      "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and Depositors and their Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Company or Depositors to perform, or of Servicing Agent to enforce, the Trust Loan Obligations or the obligations of the Company or any Depositor hereunder or under any Related Agreement.

      "Net Proceeds of Insurance or Condemnation" means Gross Proceeds of Insurance or Condemnation received by the Trust in connection with the damage, destruction, or condemnation of any Property, net of the expenses incurred in the collection of such proceeds other than taxes paid or payable as a result thereof.

      "Net Sale Proceeds" means the Gross Sale Proceeds received from the sale or other disposition of any Property or other Trust Property less the Disposition Fees, normal and customary third party expenses of sale or disposition, such as normal and customary real estate commissions to third parties other than Company and any of its Subsidiaries or Affiliates, normal and customary closing costs payable to third parties other than Company and any of its Subsidiaries or Affiliates, transfer or stamp taxes applicable to a particular sale, and minor Environmental Expenditures as determined at the sole discretion of Disposition Agent, provided that such fees, costs and expenses are actually paid. Notwithstanding this definition, expenses of sale or disposition for purposes of determining Net Sale Proceeds shall not include the payment of any Taxes, real property taxes or special assessments or income taxes unless otherwise determined by Disposition Agent at its sole discretion.

      "New Loan Agreement" has the meaning assigned such term in the Recitals hereof.

      "Note Purchase Agreement" means the Note Purchase Agreement dated as of the date hereof among Corimon, Property Co., Lenders and Servicing Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

      "No-Rent Properties" means those Properties identified as such on Schedule A annexed hereto.

      "Operational Properties" has the meaning assigned such term in the Recitals hereof.

      "Original Trust Agreement" has the meaning assigned such term in the Recitals hereof.

      "Original Trust Loan Agreement" has the meaning assigned such terms in the Recitals hereof.

      "Percentage Interest" means the percentage set forth next to each Holder's name on Schedule H annexed hereto, as amended from time to time by the Trustee upon transfer of interests in the Certificates of Beneficial Interests, as and to the extent, permitted under this Agreement.

      "Person" means natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      "Potential Event of Default" has the meaning assigned such term in the Trust Loan Agreement.

      "Proceeds" has the meaning assigned such term under the UCC and relevant law and, in any event, shall include, but not be limited to, Gross Sale Proceeds, Third Party Lease Proceeds, proceeds of the Depositors Leases and Gross Proceeds of Insurance or Condemnation.

      "Properties" has the meaning assigned such term in the Recitals hereof.

      "Property Co." has the meaning assigned such term in the Recitals hereof.

      "Record Date" means, with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. Holders of record on any Record Date shall be determined from the records of Trustee maintained pursuant to Section 7.2 which have on a Record Date also been delivered to Disposition Agent.

      "Related Agreements" means, collectively, the Trust Transfer Documents, the Depositors Leases, the Third Party Leases, the Disposition Agreements, the Amended and Restated Memorandum of Understanding and each document, agreement, or other instrument delivered pursuant to or in connection with this Agreement or any of the foregoing.

      "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

      "Remaining Amount" has the meaning assigned such term in Section
3.4(a).

      "Remaining Initial Properties" has the meaning assigned such term in the Recitals hereof.

      "Remaining Trust Loans" has the meaning assigned such term in the Recitals hereof.

      "Reserve Account" means the account with an initial deposit of $200,000 established and maintained by Servicing Agent pursuant to the Existing Insurance Company Loan Agreement to pay for certain Transaction Expenses (as defined in the Existing Insurance Company Loan Agreement).

      "SBP Collateral Trust" has the meaning assigned such term in the Recitals hereof.

      "Servicing Agent" means Transamerica Occidental Life Insurance Company, in its capacity as servicing agent under the Trust Loan Agreement or the Existing Insurance Company Loan Agreement, as the case may be, and also means any successor thereto appointed pursuant to the terms thereof.

      "Subaccount" has the meaning assigned such term in Section 3.4(c).

      "TAS" has the meaning assigned such term in the Recitals hereof.

      "Tax" means any form of tax, tax on or measured by income, assessment, excise, license fee, business tax, personal property tax, rental tax, improvement bond, levy, lien, charge or penalty (whether general, special, ordinary or extraordinary, foreseen or unforeseen) imposed or assessed by any authority having the direct or indirect power to tax (including any city, county, state or federal government or any school, agricultural, lighting, drainage, sewage, irrigation or other improvement or other special district) against or in respect of or which may be or become a lien or charge upon (i) any legal or equitable interest of the Trust in the Properties or in the real property of which the Properties are a part, or (ii) the Trust's right to or receipt of rent or other income from the Properties or the disposition thereof or by the

Trust's business of leasing the Properties, and any tax imposed in substitution, partially or totally, of or for any tax or service or right charged to property owners. "Tax" includes any tax imposed or added to real property taxes as a result of reassessment upon a transfer or lease of all or part of the Trust's interest in the Properties or the real property of which the Properties are a part, or any transfer of Certificates of Beneficial Interests by Holders. All taxes of any kind or character relating to or concerning the Properties or any part thereof, including a reassessment of the value thereof (other than any transfer or stamp tax payable upon the disposition thereof), are included within the term "Tax."

      "Tenants" means Company and Depositors in their capacities as tenants under the Depositors Leases.

      "Termination Date" has the meaning assigned such term in Section
2.1(f).

      "Third Party Lease Proceeds" means the gross income generated by any Third Party Lease of any Property. Third Party Lease Proceeds shall not include the gross income generated by the Depositors Leases or any subleases by Company or any Depositor of any Property subject to the Depositors Leases in accordance with the Depositors Leases.

      "Third Party Leases" means leases entered into from time to time between Disposition Agent or Trustee on behalf of the Trust and lessees other than Company or any of its Affiliates for the lease of certain Properties, including the leases identified on Schedule F annexed hereto in effect as of the Effective Date to be assigned by Depositors to the Trust, and any such leases entered into with a third party after the Effective Date pursuant to Section 3.1, as such leases may be amended, supplemented or otherwise modified from time to time.

      "Trust" means the liquidating trust created and existing pursuant to this Agreement, designated as the Standard Brands Paint Liquidating Property Trust. The Trust shall be a liquidating trust and shall not be a business trust.

      "Trust Accounts" means the Collection Account and any other account of the Trust established pursuant hereto.

      "Trust Acknowledgement Agreement" means the Amended and Restated Trust Acknowledgement Agreement and Consent among Company, Depositors, Lenders and Servicing Agent substantially in the form of Exhibit IV to the Trust Loan Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time.

      "Trust Company" has the meaning assigned such term in the Recitals hereof.

      "Trust Loans" has the meaning assigned such term in the Recitals hereof.

      "Trust Loan Agreement" means that certain Second Amended and Restated Trust Loan Agreement dated as of May 16, 1995 among the Trust as borrower, the Lenders and Servicing Agent thereunder, including all exhibits, schedules and other attachments thereto, and any successor agreements refinancing or otherwise replacing such agreement, as any such agreements may be amended, supplemented or otherwise modified from time to time.

      "Trust Loan Documents" has the meaning assigned to the term "Loan Documents" in the Trust Loan Agreement.

      "Trust Loan Obligations" has the meaning assigned to the term "Obligations" in the Trust Loan Agreement and shall include, without limitation, all interest, fees and other charges that would accrue on such obligations but for the filing of a petition in bankruptcy with respect to any obligor thereunder, whether or not a claim for any of the same is allowed in any such proceeding.

      "Trust Mortgage" or "Trust Mortgages" means one or more of the Deeds of Trust, Assignment of Rents, Security Agreement, Financing Statement, and Fixture Filing or similar agreements with respect to any of the Properties that secure the Trust Loan Obligations, as such Trust Mortgages may be amended, supplemented, or otherwise modified from time to time.

      "Trust Property" means all property deposited and held in or otherwise acquired by the Trust, and all proceeds thereof, including, without limitation, (a) the Properties, (b) the Trust's rights and interests as lessor under the Depositors Leases and any Third Party Leases and any other agreement or instrument entered into by the Trust, (c) all revenues of every nature received in respect of the Properties and other Trust Property on and after the Effective Date, including all Collections and Proceeds, (d) the Trust Accounts and all Cash Equivalents held and all amounts on deposit in the Trust Accounts and the Maintenance Cost Account and all security deposits held under any Third Party Leases, (e) the rights of Trustee under hazard, title and other insurance policies and the Proceeds thereof, and (f) the Trust's rights and interests under purchase and sale agreements relating to any potential disposition of any Property and the amounts in escrow pursuant thereto.

      "Trust Transfer Documents" means those agreements substantially in the form of Exhibit III annexed hereto among the Trust and

Depositors, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time.

      "Trustee" means the Trust Company, acting not in its individual capacity, but solely in its fiduciary capacity as trustee hereunder, and any Person that becomes its successor pursuant to Section 7.4.

      "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of California or any other relevant jurisdiction.

      "Vacant Properties" has the meaning assigned such term in the Recitals hereof.

1.2. Other Definitional Provisions. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Trust Loan Agreement.


                                 SECTION 2.
               DECLARATION OF LIQUIDATING TRUST; ISSUANCE AND
              TRANSFER OF CERTIFICATES OF BENEFICIAL INTEREST;
                             DUTIES OF TRUSTEE

2.1.  Declaration and Purpose of Liquidating Trust and Termination Thereof.

      (a) Trust Company is hereby appointed to hold, and Trust Company hereby accepts such appointment and agrees to hold, the Trust Property as Trustee in trust upon the terms and conditions and for the use and benefit of the Holders as herein set forth. The Trust created hereby shall be known as "Standard Brands Paint Liquidating Property Trust," in which name Trustee may act pursuant hereto, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. It is the intent of the parties hereto that the Trust shall be a liquidating trust as provided herein and shall not be a business trust for purposes of the Bankruptcy Code.

      (b) The Trust is organized for the sole purposes of collecting, holding and liquidating the Trust Property, with no objective to engage in the conduct of a trade or business. Trustee and its designees and agents appointed pursuant hereto, including Disposition Agent, shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any activities (except as may be consistent with the limited purposes of the Trust), including, without limitation, the purchase of any asset or property (other than the incurrence of Maintenance Costs, Disposition Improvements costs, and Environmental Expenditures and the investment of monies held by the Trust in Cash Equivalents as contemplated hereby).

      (c) In accordance with Section 3.3, Disposition Agent on behalf of Trustee and the Trust is directed to take all actions it believes in its sole discretion are desirable to maintain and dispose of the Trust Property in as prompt, efficient and orderly a fashion as possible, to make timely distributions of the proceeds of the Trust Property, to engage in leasing activities with respect to the Trust Property and otherwise not to unduly prolong the duration of the Trust. In no event shall the Trust:
(a) receive transfers of listed stocks or securities, any readily-marketable assets (other than those constituting the Trust Property), or any assets of a going business; (b) receive or retain cash in excess of a reasonable amount to meet claims and contingent liabilities, including reserves for anticipated Environmental Expenditures, payment of Maintenance Costs not payable by Tenants and payment of Disposition Improvements as determined in the sole discretion of Disposition Agent in accordance with the provisions of Section 3.3; or (c) receive general or limited partnership interests or the unlisted stock of any single issuer that represents 80 percent or more of the stock of such issuer.

      (d) Depositors and Holders hereby express their intent to maintain the Trust as a partnership only for local, state and federal income tax purposes with each Holder being treated as a partner holding a partnership interest in an amount equal to its Percentage Interest. Depositors and Holders, however, express their intent to create and maintain the Trust as a liquidating property trust for all other purposes, including, but not limited to, applicable corporation, partnership, trust and bankruptcy laws. In accordance with such agreement, Trustee is directed to authorize Disposition Agent on behalf of the Trust to keep capital accounts for each of the Holders and to allocate all income, gain, deduction and loss as set forth in Appendix A. The Trust shall have all powers necessary or incidental to accomplish the activities authorized in this Section 2.1. In accordance with such express and limited purposes, Trustee and Disposition Agent are authorized and the Holders agree (i) to take any and all steps necessary to maintain the Trust as a partnership for local, state and federal income tax purposes; (ii) to allow the Disposition Agent to take all reasonable and necessary actions to conserve and protect the Trust Property; and (iii) to allow the Tenants or Disposition Agent, as applicable, to maintain, operate or lease (for purposes of holding for sale), or sell or otherwise dispose of the Trust Property in accordance with the terms of the Agreement and to allow Disposition Agent to distribute the proceeds of such disposition in as prompt, efficient and orderly a fashion as possible in accordance with the provisions hereof. Further pursuant to these purposes, each Holder recognizes that only for local, state and federal income tax purposes it will be deemed a "partner" of this Trust and all income, deduction, gains, losses and credits shall be attributed to the Holders, in accordance with its Percentage Interest. The provisions hereof shall be interpreted accordingly and no party hereto shall take a contrary position for federal income tax purposes. The Trust shall comply at all times with the terms and conditions of the Trust Loan Documents and the Related Agreements to which it is or becomes a party.
The Trust shall have all powers necessary or incidental to accomplish the activities authorized in this Section 2.1.

            (e) The Holders further agree that, if the above treatment is determined to be impermissible by any taxing authority, for the applicable jurisdiction's income tax purposes, the Holders shall treat the Trust as a liquidating trust in accordance with Treasury Regulation Section 301.7701-4(d) and as a "grantor trust" subject to the provisions of Subchapter J,
Part I, Subpart E of the Internal Revenue Code. In accordance with such express and limited purposes, Trustee and Disposition Agent are authorized and the Holders agree (i) to take any and all steps necessary to maintain the Trust as a liquidating trust for federal income tax purposes in accordance with Treasury Regulation Section 301.7701-4(d) and as a "grantor trust" subject to the provisions of Subchapter J, Part I, Subpart E of the Internal Revenue Code; (ii) to allow the Disposition Agent to take all reasonable and necessary actions to conserve and protect the Trust Property; and (iii) to allow the Tenants or Disposition Agent, as applicable, to maintain, operate or lease (for purposes of holding for sale), or sell or otherwise dispose of the Trust Property in accordance with the terms of this Agreement and to allow Disposition Agent to distribute the proceeds of such disposition in as prompt, efficient and orderly a fashion as possible in accordance with the provisions hereof. Further pursuant to these purposes, if the Trust may not be treated as a partnership for local, federal and state income tax purposes, each Holder recognizes that it will be deemed a "grantor" of this Trust pursuant to the provisions of Subchapter J, Part I, Subpart E of the Internal Revenue Code and all income, deduction, gains, losses and credits shall be attributed to each Holder, in accordance with its Percentage Interest.

      (f) The Trust shall terminate upon the liquidation of all of the assets of the Trust Property and the distribution of the proceeds thereof through the Collection Account as set forth herein, which date shall not be more than three (3) years after the Effective Date (the "Termination Date"); provided, however, that if in the determination of Disposition Agent in its sole discretion, in light of existing facts and circumstances, the liquidation of the Trust Property and the distribution of the proceeds thereof will not be completed prior to the Termination Date, then not more than ninety (90) days prior to the Termination Date, and subject to the written agreement of Holders and Lenders, which agreement shall not be unreasonably withheld, and the receipt of an opinion of counsel that no adverse tax consequence will occur as a result thereof, Trustee at the written direction of Disposition Agent and at the expense of the Trust Property shall execute an amendment to this
Section 2.1(f) extending the Termination Date for an additional period not to exceed the lesser of three (3) years or such other period required in order to avoid any adverse tax consequence.

      (g) Notwithstanding the provisions of Section 2.1(f), if any Act of Bankruptcy occurs with respect to any Holder, the Termination Date shall occur immediately unless a majority in interest of the Holders, other than such bankrupt Holder, promptly notify Trustee in writing that they have elected to continue the Trust. On such Termination Date, the Trust Property shall be disposed of as soon as practicable in one or more bulk sales or auctions, the proceeds of which shall be applied in accordance with Section 3.4(a); provided that Depositors shall have a right to bid to purchase such Trust Property. For purposes of this subsection 2.2(g), a "majority in interest" means the Holders of a majority of the Percentage Interests and a majority of the capital accounts maintained as provided in
Section 2.1(d), determined as of the Termination Date.

2.2. Transfer of Property to the Trust; Acceptance by Trustee; Situs of Trust and Title to Trust Property.

      (a) As of the Initial Effective Date, Depositors pursuant to the Trust Transfer Documents granted, conveyed, sold, transferred and assigned to the Trustee in trust for the benefit of the Holders in accordance with the terms hereof, all right, title and interest in and to the sum of Ten Dollars ($10.00) and all Trust Property owned by Depositors as of such date constituting the Initial Properties, subject to the Trust Loan Obligations. As of the Effective Date, Depositors, pursuant to the Trust Transfer Documents hereby grant, convey, sell, transfer and assign to Trustee in trust for the benefit of the Holders in accordance with the terms hereof, all right, title and interest in and to the sum of Ten Dollars ($10.00) and all Trust Property owned by Depositors as of such date constituting the Additional Properties, subject to the Trust Loan Obligations.

      (b) Trustee acknowledges receipt of the sum of Twenty Dollars ($20.00), in lawful money of the United States of America, and the Trust Property subject to the provisions herein and declares that it holds and will hold such property and all documents related thereto now or hereafter delivered to it as Trustee in trust for the common and equal use, benefit and security for all Holders from time to time and without preference of any of the Certificates of Beneficial Interest over any of the others by reason of priority in time of issuance, sale or negotiation thereof.

      (c) Without limiting the terms, effect or intent of Sections 2.2(a) and the other provisions of this Agreement, each Depositor confirms that it has granted, and hereby grants, a security interest in, and pledges and assigns to, the Trust, all of its right, title and interest in and to the Trust Property, whether now owned or hereafter acquired, and all Proceeds thereof, as security for any obligations that may arise to the extent that, notwithstanding the parties' intent, the deposit, assignment or transfer of any Trust Property is held by a court of competent jurisdiction not to be absolute, and for such purposes, this Agreement shall constitute a "security agreement" under the UCC and the law of any other relevant jurisdiction. To effect the purposes of the immediately preceding sentence, each Depositor shall take or cause to be taken such actions in such a manner so that the Trust has a valid and perfected first priority security interest as of the Effective Date in the entire Trust Property. Such actions shall include, without limitation, filing of UCC financing statements or amendments thereto as to the Trust Property for all jurisdictions as may be necessary or desirable to perfect the security interests in the Trust Property on or prior to the Effective Date.

      (d) Title to all of the Trust Property shall be vested in the Trustee on behalf of the Trust until this Agreement terminates pursuant to
Section 2.1(f).

2.3.  Certificates of Beneficial Interest.

      (a) Concurrently with, and in consideration for, the conveyance, delivery, receipt and deposit of the sum of Ten Dollars ($10.00) in lawful money of the United States of America, duly paid by Depositors, and the Initial Properties, Trustee issued, executed, countersigned and delivered to or upon the order of Depositors, the Certificates of Beneficial Interest evidencing ownership of 100% of the beneficial interest in the Trust. Following the transfer of the Additional Properties to the Trust, the Certificates of Beneficial Interest will continue to evidence ownership of 100% of the beneficial interest in the Trust.

      (b) As set forth in Recital 15, immediately upon the transfer of the Additional Properties to the Trust pursuant to Section 2.2(a) and the amendments to the Existing Insurance Company Loan Agreement and the Trust Loan Agreement described therein, Depositors, as Holders, will transfer, with the consent of Lenders, 49% of the Certificates of Beneficial Interest to Corimon, 31% of the Certificates of Beneficial Interest to Fidelity for immediate transfer to Property Co., and 20% of the Certificates of Beneficial Interest to Lenders in the percentage amounts as set forth in Schedule 1 to Appendix A. The Holders unanimously consent to such transfers. Depositors will surrender their Certificates of Beneficial Interest to the Trustee and the Trustee shall deliver to each of the Holders Certificates of Beneficial Interest in the amounts set forth above. Depositors and Holders acknowledge and agree that no Person has made any representations to them as to the value of such Certificates of Beneficial Interest, and the amounts paid for their interests in the Certificates of Beneficial Interest may exceed the actual amount of distributions to be paid on the Certificates of Beneficial Interest.

      (c) Each Certificate of Beneficial Interest shall be executed by manual signature on behalf of the Trust by one of the Authorized Officers of Trustee. Certificates of Beneficial Interest bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of Trustee shall bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Certificate of Beneficial Interest or does not hold such office at the date of such Certificate of Beneficial Interest. Each Certificate of Beneficial Interest shall be dated the date of its issuance.

      (d) Each Holder shall be entitled to all rights provided to it under this Agreement and in the Certificate of Beneficial Interest it holds and shall be subject to the terms and conditions contained in this Agreement and in the Certificate of Beneficial Interest.

      (e) The Certificates of Beneficial Interest may not be sold, exchanged or otherwise transferred except as expressly provided in this
Section 2.3(e). No Certificate of Beneficial Interest may be transferred by a Holder without the unanimous consent of all other Holders, which consent may be withheld at their absolute discretion. Any purported transfer of any Certificate of Beneficial Interest in violation of this
Section 2.3(e) shall be null and void and shall not cause any rights to inure to the benefit of the purported transferee. Any transfer of a Certificate of Beneficial Interest arising by operation of law shall transfer to the transferee only the applicable Holder's rights to distributions on such Certificate of Beneficial Interest but such transferee shall not become a substitute registered Holder and shall not succeed to any of the rights of the Holder other than the right to receive distributions on such Certificate of Beneficial Interest in accordance with
Section 9.5. Notwithstanding the foregoing, the Certificates of Beneficial Interest may be pledged to Servicing Agent in its capacity as a collateral and servicing agent under the Existing Insurance Company Loan Agreement pursuant to the Certificate Pledge Agreement to secure the obligations of Corimon and Property Co. under the Note Purchase Agreement. Upon the exercise of rights under the Certificate Pledge Agreement by Servicing Agent with respect to the Certificates of Beneficial Interest, Servicing Agent or its designees, successors or assigns (including any purchaser pursuant to sale upon foreclosure or otherwise), shall succeed to all of the rights to distribution of the applicable Holder, including rights to proceeds on redemption, but shall not succeed to any obligation of Holders hereunder, shall not become a substitute registered Holder and shall not succeed to any of the rights of the Holders other than the right to receive such distributions. Servicing Agent, in its capacity as collateral and servicing agent under the Existing Insurance Company Loan Agreement, and the lenders party to such agreements are intended third party beneficiaries of the provisions contained in this Section 2.3(e).

      (f) Each Certificate of Beneficial Interest held by each Holder shall bear a legend setting forth the restrictions on transferability substantially as follows:

      "THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND EXCEPT AS PROVIDED IN THE TRUST AGREEMENT, May NOT BE DIRECTLY OR INDIRECTLY OFFERED, PLEDGED, TRANSFERRED, ASSIGNED, USED AS SECURITY, SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF.

            Each Certificate of Beneficial Interest held by any Holder other than Lenders and their Affiliates shall bear an additional legend substantially as follows:

      ALL RIGHTS AND INTERESTS OF THE HOLDER UNDER THIS CERTIFICATE HAVE BEEN PLEDGED TO TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, AS SERVICING AGENT, AS SECURITY FOR THE OBLIGATIONS UNDER THE NOTE PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT REFERRED TO BELOW)."

      (g) If (i) any mutilated Certificate of Beneficial Interest is surrendered to Trustee, or Trustee receives evidence to its satisfaction of the destruction, loss or theft of the Certificate of Beneficial Interest, and (ii) there is delivered to Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to Trustee that such Certificate of Beneficial Interest has been acquired by a bona fide purchaser, Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate of Beneficial Interest, a new Certificate of Beneficial Interest of like tenor and aggregate beneficial interest. In connection with the issuance of any new Certificate of Beneficial Interest under this Section 2.3(g), Trustee may require the payment by the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of Trustee) connected therewith. Any replacement Certificate of Beneficial Interest issued pursuant to this Section 2.3(g) shall constitute complete and indefeasible evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate of Beneficial Interest shall be found at any time.

2.4. Tax Reporting. The parties agree that, unless otherwise required by appropriate tax authorities, to the extent the Trust is required to file any tax return or tax report, Trustee will file the tax returns and tax reports prepared on behalf of the Trust by Kenneth Leventhal or any other accountants selected by Disposition Agent in its sole discretion as a partnership, for all income tax purposes in accordance with the written instructions of such accountants. In addition, Disposition Agent, either directly or through one of its Affiliates, shall serve as tax matters partner pursuant to the Code and shall sign all tax returns. Although the sale of the Certificates of Beneficial Interest as set forth in Recital 15 will constitute a liquidation of the Trust for tax purposes under Section 708(b)(1)(B) of the Code, the Tax Matters Partner shall nonetheless make a protective Section 754 election under Section 754 of the Internal Revenue Code.

2.5. Further Assurances. Subject to the provisions of Section 2.7, Trustee shall execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the written directions of Holders or Disposition Agent, as such Holders or Disposition Agent, as the case may be, may deem necessary or advisable to give effect to the transactions contemplated hereby.

2.6.  Duties of Trustee.

      (a) Notwithstanding anything in this Agreement to the contrary, Trustee on behalf of the Trust is hereby authorized and directed to execute, deliver and perform, and to comply with the terms of, the Trust Loan Documents and the Related Agreements and any other documents related thereto to which the Trust is or becomes a party. Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Trust Loan Documents and the Related Agreements to the extent Disposition Agent has agreed pursuant to Section 3.3 to perform any act or to discharge any duty of Trustee hereunder or under any of the other above-referenced documents, and Trustee shall not be liable for the default or failure of Disposition Agent to carry out its obligations under such documents. Disposition Agent shall be liable for the default or failure to carry out its obligations under any of such documents to the extent provided therein. The Trustee shall have no duty to monitor the actions of the Disposition Agent.

      (b) Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust Property, or otherwise to take or refrain from taking any action under or in connection with this Agreement, except as expressly required by the terms of this Agreement or expressly directed in written instructions pursuant to
Section 2.7; and no implied duties or obligations shall be read into this Agreement against Trustee. Trust Company nevertheless agrees that it will, at its own cost and expense, promptly take all actions as may be necessary to discharge any liens on any part of the Trust Property which result from actions by or claims against Trust Company that are not related to the ownership of the Trust Property or any other property of the Trust or the administration of the Trust Property or the transactions contemplated by this Agreement.

      (c) Notwithstanding anything in this Agreement to the contrary, Trustee shall have no obligation or duty (and no such obligation or duty shall be read into this Agreement or implied with respect to or against Trustee) (i) to initiate or otherwise participate in, or consent to, any bankruptcy, insolvency or other proceeding or adjudication of the Trust or
(ii) to otherwise take any action, or refrain from taking any action, which action or failure to act would cause an Event of Default or Potential Event of Default.

2.7.  Instructions to Trustee.

            (a) Trustee shall take such action or shall refrain from taking such action and execute such documents under this Agreement, the Trust Loan Documents and the Related Agreements as it shall be directed in writing pursuant to a specific provision of this Agreement, including by Disposition Agent pursuant to Section 3.3, or as to matters not otherwise provided for under Section 3.3 or other provisions of this Agreement, by Disposition Agent, which instructions shall be delivered by Disposition Agent in accordance with Section 9.4. Trustee shall not initiate any claim or lawsuit by the Trust or compromise any claim or lawsuit brought by or against the Trust unless it shall have obtained the consent of Disposition Agent or shall have been directed by Disposition Agent pursuant to instructions delivered to it in accordance with Section 9.4.

      (b)(i) If in performing its duties under this Agreement, Trustee is required to decide between alternative courses of action, Trustee shall, or
(ii) if Trustee is unsure of the application of any provision of this Agreement, then Trustee may, promptly deliver a notice to Disposition Agent in accordance with Section 9.4 requesting written instructions as to the course of action desired by Disposition Agent. Within ten (10) Business Days of receipt of such notice, Disposition Agent may provide written instructions to

Trustee in accordance with Section 9.4 setting forth the specific action to be taken by Trustee. If Trustee does not receive such instructions within ten (10) Business Days after it has delivered such notice, it may but shall be under no duty to take or refrain from taking such action not inconsistent with this Agreement as it shall deem advisable. In no event shall Disposition Agent instruct Trustee, nor shall Trustee be required to take any action, or refrain from taking any action, which action or failure to act would cause an Event of Default or Potential Event of Default.

2.8. Furnishing of Documents. Trustee shall furnish to Depositors, Disposition Agent, Holders and Servicing Agent promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to Trustee hereunder or under the Trust Loan Documents or the Related Agreements (other than documents originated by or otherwise furnished to Depositors, Disposition Agent, Holders or Servicing Agent, as the case may
be).

2.9.  Liability of Company and Depositors.

      (a) Notwithstanding anything in this Agreement to the contrary, Company and Depositors shall be jointly and severally responsible to pay out of their own funds as an indemnity (i) all Environmental Expenditures, and (ii) all compensation and indemnification obligations under
Section 7.3, it being understood that any such payments shall not be payable with Third Party Lease Proceeds nor be subject to reimbursement from the Third Party Lease Proceeds, the Collection Account or other Trust Property.

      (b) In addition to the foregoing, it is understood that the Trust is to be treated as a partnership for federal income tax purposes and is not intended to be an association taxable as a corporation or a trust other than a grantor trust. If at any time on or after the Initial Effective Date the Trust becomes an association taxable as a corporation or a trust, other than a grantor trust, for federal income tax purposes as determined by either (i) an opinion of counsel to Trustee, (ii) a judgment entered into by a court having jurisdiction over the subject matter, or
(iii) settlement or acquiescence by Trustee with any such assertion made by the Internal Revenue Service or other tax authority, then Company and each Depositor shall jointly and severally reimburse the Trust on an after-tax basis for 100% of the tax liability, including any interest or penalties, incurred by the Trust, but not in excess of the after-tax, interest and penalty, amount which would be payable by the Trust based on the sale of the Properties for an aggregate price of $64,665,948.

      (c) Depositors also agree to pay from their own funds (or reimburse Disposition Agent or the Trust Property to the extent paid pursuant to Sections 3.3(i) or 3.4 (a)) all bills for Maintenance Costs and Disposition Improvements for the Initial Properties that include costs incurred or payable on or prior to the Initial Effective Date, other than property taxes on the Initial Properties, which will be prorated. Depositors also agree to pay from their own funds (or reimburse Disposition Agent or the Trust Property to the extent paid pursuant to Sections 3.3(i) or 3.4(a)) all bills for Maintenance Costs and Disposition Improvements for the Additional Properties that include costs incurred or payable on or prior to the Effective Date, other than property taxes on the Additional Properties, which will be prorated. For example, if a vendor submits a bill for the period from February 15, 1995 through March 15, 1995 and the Effective Date is March 1, 1995, Depositors shall pay such bill without adjustment, and, subject to the terms of the Depositors Leases, any Third Party Leases and other leases, all future bills from such vendor will be payable from Trust Property.

      (d) Depositors also agree (i) to transfer all vendor accounts with respect to the Initial Properties to the Disposition Agent promptly after August 1, 1994; provided that utility accounts may remain with Company and Depositors; and provided further that Depositors forward the related bills to Disposition Agent to pay out of Trust Property as provided in this Agreement, (ii) to transfer all vendor accounts with respect to the Additional Properties to the Disposition Agent promptly after the Effective Date; provided that utility accounts may remain with Company and Depositors; and provided further that Depositors forward the related bills to Disposition Agent to pay out of Trust Property as provided in this Agreement.

2.10. Restrictions on Transfers of Loans under the Trust Loan Agreement. Lenders have agreed pursuant to the Trust Loan Agreement for the benefit of the Trust not to sell, assign or otherwise transfer the Trust Loans outstanding under the Trust Loan Agreement to any other Person except to the extent otherwise provided therein.


                                 SECTION 3.
                TRUST LOAN AGREEMENT; PLEDGE OF COLLATERAL;
                             DISPOSITION AGENT;
                      TRUST ACCOUNTS AND OTHER MATTERS

3.1. Execution of the Trust Loan Documents and Related Agreements, Pledge of Collateral and Other Matters.

      (a) On and after the Effective Date, Trustee shall execute and deliver the Trust Loan Documents and any Related Agreement (other than any Disposition Agreement) to which the Trust is or becomes a party, in each case, with such changes therein as Depositors deem appropriate, as evidenced, conclusively but not exclusively, by

Trustee's execution of such documents upon the written instruction of Depositors. From time to time after the Effective Date, Trustee shall execute and deliver any Disposition Agreement and any other document at the instruction of Disposition Agent as provided under Section 3.3, in each case, with such changes therein as Disposition Agent deems appropriate, as evidenced, conclusively but not exclusively, by Trustee's execution of such document upon the written instruction of Disposition Agent, it being understood that no consent of Company, any Holder or any Depositor shall be required.

      (b) On the Initial Effective Date, Depositors transferred to Trustee the Initial Property under and as provided in the Trust Transfer Documents. On the Effective Date, Depositors shall transfer to Trustee the Additional Properties under and as provided in the Trust Transfer Documents, Depositors shall cause all conditions to the effectiveness of the Trust Transfer Documents to be satisfied or waived with the consent of Lenders, including, without limitation, the receipt of letters from all Persons engaged to sell the Properties confirming that the transfer of the Properties to Trustee will not obligate Company or any of its Subsidiaries, including Trustee, to make any payment to such Persons, and the Trust Transfer Documents and the Trust Loan Agreement shall have become effective in accordance with their respective terms. Depositors shall deposit with the Disposition Agent all Trust Property upon receipt thereof and deposit or make available to Disposition Agent upon its request all books, records and files relating to the Trust Property.

      (c) On the Effective Date, all conditions to the effectiveness of the Trust Loan Agreement shall have been satisfied or waived with the consent of all Lenders and Trustee shall have delivered or caused to be delivered all Trust Loan Documents and other agreements requested by any Lender.

      (d) Trustee shall give, execute and deliver any notice, instrument, document, agreement or other papers presented to it in execution form that may be necessary or desirable in Servicing Agent's sole discretion in order to enable Servicing Agent (i) to preserve, perfect, substantiate or validate any security interest granted to it by Trustee under the Trust Loan Agreement and the other Trust Loan Documents and (ii) to exercise and enforce its rights and the rights of Trustee with respect to the related Collateral.

3.2.  [Intentionally Omitted].

3.3.  Designation and Role of Disposition Agent.

      (a) Trustee is hereby authorized and directed to designate Transamerica Realty Services, Inc. to serve as Disposition Agent for Trustee and the Trust under this Agreement. Trustee hereby appoints Transamerica Realty Services, Inc. as Disposition Agent to perform the duties and fulfill the obligations of Disposition Agent to the extent provided herein. Transamerica Realty Services, Inc. hereby accepts the appointment by Trustee as Disposition Agent and hereby agrees to perform the duties and fulfill the obligations of Disposition Agent to the extent provided herein. Trustee agrees that it will not execute any agreement, document or instrument creating duties, liabilities or obligations on the part of Disposition Agent without the Disposition Agent's consent.

      (b) Disposition Agent shall provide such asset divestiture services with respect to the Properties as it deems in its sole discretion desirable to attempt to dispose of the Properties prior to the scheduled Termination Date.

      (c)   Disposition Agent shall provide the following services:

            (i) Disposition Agent shall use reasonable efforts to prepare for execution by the Trust or Trustee, or cause the preparation by other appropriate Persons of, all documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Trustee to prepare, file or deliver and use reasonable efforts to take all other appropriate action as it shall be the duty of the Trust or Trustee to take pursuant to the Trust Loan Documents and the Related Agreements. Disposition Agent shall use reasonable efforts (A) to submit the notice of closing date, officer's certificates, and other instruments and all notices, demands, requests and information (financial or otherwise) and take all other actions required of Disposition Agent under the terms of the Trust Loan Documents and the Related Agreements; and (B) to obtain the insurance coverage and maintain the Properties on such terms as it deems appropriate in its sole discretion, in each case at the expense of the Trust. Disposition Agent shall be deemed to have discharged its duties and responsibilities hereunder and under the Trust Loan Documents and Related Agreements to the extent it has appointed a property inspector, regional property manager, sub-contractor or other professional to perform any act or to discharge any duty of Disposition Agent hereunder or under any of the above-referenced documents, and Disposition Agent shall not be liable for the default or failure of any such property inspector, regional property manager, sub-contractor or other professional to carry out its obligations under such documents.


           (ii) Disposition Agent shall use reasonable efforts: (A) to collect all Third Party Lease Proceeds, Net Sale Proceeds, proceeds of the Depositors Leases and Net Proceeds of Insurance or Condemnation from each Property; (B) to enter into or prepare and direct Trustee to enter into the Depositors Leases, Disposition Agreements and Third Party Leases from time to time with respect to certain Properties;
(C) to prepare and furnish to Depositors, Trustee, Holders, and Servicing Agent each month a monthly accounting report setting forth a description of any disposition of Properties for such month and accounting for the proceeds of such disposition; and (D) to meet with one or more representatives of each Depositor and provide them with a written report relating to the activities of the Trust and Disposition Agent on a monthly basis.


          (iii) Disposition Agent shall establish and maintain a Collection Account on behalf of the Trust which shall be titled "Standard Brands Paint Liquidating Property Trust Collection Account." Disposition Agent shall use reasonable efforts to cause the Third Party Lease Proceeds, Net Sale Proceeds, proceeds of the Depositors Leases, Net Proceeds of Insurance or Condemnation and other Collections to be deposited into the Collection Account and shall invest and apply amounts on deposit in the Collection Account in accordance with Section 3.4. Any such amounts received by Disposition Agent shall not be commingled with any other funds of Disposition Agent.


           (iv) From time to time after the Effective Date, Disposition Agent shall disburse amounts in the Collection Account to pay for Disposition Improvements as it deems necessary, desirable or appropriate at its sole discretion in accordance with Section 3.4.

            (v) Notwithstanding any provision of this Agreement, Disposition Agent shall not be under any obligation to retain counsel or to institute litigation to enforce any provision contained in any Disposition Agreement, Third Party Lease or other document relating to any Property, nor shall Disposition Agent be deemed to be in default, breach or any other violation of its obligations hereunder by reason of its failure to attempt to enforce any such provision. Disposition Agent may take any action hereunder, including, without limitation, exercising any remedy under any Disposition Agreement, Depositors Lease, Third Party Lease or other document relating to any Property, retaining counsel in connection with performance of its obligations hereunder and instigating litigation to enforce any obligation of any other party to a Disposition Agreement, Depositors Lease, Third Party Lease or other document relating to any Property, without the consent or approval of Trustee, unless Trustee's consent or approval is expressly required hereunder or under applicable law.

      (d) Trustee, the Trust, Company and Depositors agree that Disposition Agent is entitled and is hereby authorized to take all actions it believes are desirable in its sole discretion to provide the asset divestiture services contemplated hereby, including those actions described in this Section 3.3, without the consent of Trustee, the Trust, Company, Depositors, Holders, Servicing Agent or any other Person. Authorization of any action that may be taken by Disposition Agent in this Section 3.3 shall not impose an obligation on Disposition Agent to take such action. Disposition Agent shall be held harmless by the Trust, Company, Depositors and Holders from any liability if it takes any such action in good faith.

      (e) Disposition Agent is authorized to develop and implement policies for the disposition (including the leasing pursuant to a Third Party Lease) of the Properties, coordinate the closing of the disposition of the Properties, submit notices to Depositors that they shall pay the amount of real estate and other taxes deducted from the proceeds of the disposition of related Property, and engage in such other services and activities relating to the Properties as Disposition Agent believes in its sole discretion are desirable in order to fulfill its obligations under this Agreement.

      (f)   Disposition Agent is authorized to do each of the following:
(i) retain regional property managers and supervise the activities of such regional property managers whose responsibilities may include inspecting the Properties on a regular basis to verify that the related Property is being maintained and secured and assisting Disposition Agent in identifying the sub-contractors to make repairs on the related Property; (ii) retain regional inspectors and coordinate and supervise the activities of such regional inspectors whose responsibilities may include preparing a report on the related Property which sets forth, among other things, a good faith estimate of the cost of the repairs, (iii) retain real estate brokers and monitor the activities of such real estate brokers, (iv) review the status of all escrows on a weekly basis, (v) review and approve the documents required for the disposition of the Properties, including title reports and ALTA surveys, (vi) retain local counsel and coordinate the allocation of responsibilities and activities of such local counsel, (vii) execute documents required for the disposition of the Properties and the release of the liens on the Properties, (viii) maintain a sales control file on each Property, (ix) provide notice to Depositors to vacate Operational Properties pursuant to the terms of the Depositors Leases, (x) seek potential lessees for Vacant Properties and determine the timing and terms of any Third Party Lease, (xi) retain experts, consultants, property managers, property inspectors, title companies, attorneys and other professionals to enable it to perform the duties set forth herein in its sole discretion, (xii) apply for a rezoning of certain Properties to enhance the marketability of such Properties and to enter into leases with third parties to provide additional space to accommodate the needs of Company and Depositors at certain Operational Properties,
(xiii) enter into sale-leaseback transactions regarding the Properties, and
(xiv) take such other actions as may be necessary to accomplish any of the foregoing.

      (g) Disposition Agent is authorized to determine the amount and timing of Maintenance Costs, Disposition Improvements and Environmental Expenditures to be incurred with respect to any Property. Disposition Agent is hereby authorized (and may so direct the tenants under the Depositors Leases or Third Party Leases) (i) to incur or reserve for Maintenance Costs and Disposition Improvements and otherwise maintain Properties in accordance with the recommendations of inspectors or property managers selected by Disposition Agent at its sole discretion, (ii) to incur or reserve for Environmental Expenditures in accordance with the recommendations of environmental consultants selected by Disposition Agent in its sole discretion, (iii) to determine what amounts are to be transferred into any Subaccount to reserve for Maintenance Costs, Disposition Improvements or Environmental Expenditures payable in the future, and (iv) to incur or reserve for such other costs and expenses that Disposition Agent determines to be necessary in the administration of its duties under this Agreement.

            If Disposition Agent decides in its sole discretion to incur any Maintenance Cost or any painting expenditures exceeding $20,000 for an individual item, Disposition Agent shall (unless Disposition Agent deems such expenditures to be an emergency) provide notice to Depositors of such decision and allow Depositors to bid to provide such work within ten (10) calendar days of receipt of such notice to Depositors. If Depositors do not submit a bid within such ten-day period, Depositors shall be deemed to have waived their rights to bid on such maintenance work. Disposition Agent shall not be obligated to accept any bid from Depositors, and Disposition Agent shall be held harmless by Trustee (in its capacity as Trustee) solely out of Trust Property, the Trust, Company, Depositors and Holders from any liability if it does not accept any bid from Depositors.

      (h) Disposition Agent is authorized to take such actions as it deems desirable to dispose of all Properties individually or in one or more "bulk sales", sell Properties to Depositors or Holders, and sell Properties subject to the Depositors Leases and the Third Party Leases to attempt to dispose of all Properties prior to the Termination Date. Disposition Agent is authorized to sell any Property (A) at a price determined in consultation with appraisers selected by Disposition Agent in its sole discretion or (B) at a price equal to or greater than 90% (plus or minus $10,000) of the Estimated Sales Price set forth in the Leventhal Report with respect to such Property. Disposition Agent is further authorized to dispose of any Property at any price if it determines that the disposition of the Property is desirable in order to attempt to dispose of all Properties prior to the Termination Date or if a majority of the members of the Liquidating Trust Committee shall have approved the sale based on a written report provided to the Liquidating Trust Committee by Disposition Agent. Disposition Agent shall be held harmless by Trustee (in its capacity as Trustee) solely out of Trust Property, the Trust, Company, Depositors and Holders from any liability if it disposes of the Properties in accordance with this Section 3.3(h).

            Without limiting the generality of the foregoing, if Disposition Agent decides that a Property cannot be sold at a price equal to or greater than 90% (plus or minus $10,000) of the Estimated Sales Price set forth in the Leventhal Report for such Property, Disposition Agent may accept from any Person the highest cash bid received that is determined by Disposition Agent to be a fair price for such Property. In the absence of any bid determined to be fair as provided in the immediately preceding sentence, Disposition Agent may offer the Property for sale to any Person in a commercially reasonable manner for a period of not less than thirty
(30) days, and may accept the highest cash bid received therefor in excess of the highest bid previously submitted. In determining whether any bid received represents a fair price for any Property, Disposition Agent is hereby authorized to rely conclusively on the opinion of an independent appraiser or other experts in real estate matters retained by Disposition Agent at the expense of the Trust. To assist the appraiser or other experts in determining whether any bid constitutes a fair price for any Property, Disposition Agent may instruct such appraiser or experts to take into account, as applicable, among other factors, the period and amount of any delinquency on any Third Party Lease, the physical condition of the Property, the state of the local economy, the Trust's obligation to dispose of the Property prior to the Termination Date and the benefits to be derived by the Trust in disposing of such Property as promptly as commercially reasonable.

            The Trust, Trustee, Company and Depositors hereby acknowledge that the Estimated Sales Price for each Property set forth in the Leventhal Report is an estimate for reference purposes only and that the proceeds of the sale of each Property to be received by Disposition Agent may vary from the Estimated Sales Price for such Property.

            Any sale of a Property shall be final without recourse to Trustee, Trust Company, Disposition Agent or the Trust, and neither Disposition Agent nor Trustee shall have any liability to any Holder, any Depositor or Company with respect to the purchase price therefor accepted by Disposition Agent.

      (i) Notwithstanding anything in this Agreement to the contrary, Disposition Agent is authorized to advance from its own funds any Environmental Expenditures, Disposition Improvements costs, other costs and expenses it may incur and pay pursuant to Section 3.3, and any Maintenance Costs that are due and payable but not timely paid; provided, that advancement of any such amounts by Disposition Agent pursuant to this
Section 3.3(i) shall not relieve any party of its obligations to make such payment under this Agreement; and provided, further, that within two (2) Business Days of receipt of notice from Disposition Agent of any Environmental Expenditures, Maintenance Costs, Disposition Improvements or other amounts payable by Company or any Depositor but advanced by Disposition Agent, Company or such Depositor, as the case may be, shall make a payment from its own funds to Disposition Agent for deposit in the Collection Account. Disposition Agent shall at all times be reimbursed for all its advances in accordance with the provisions of this Section 3.3(i) or from the Collection Account in accordance with Section 3.4(a).

      (j) If Disposition Agent is undecided on alternate courses of action, Disposition Agent may request instructions from the Holders and is hereby authorized (but shall not be required) to follow and shall be held harmless in relying on the instructions of Holders of a majority in interest of the Certificates of Beneficial Interest.

      (k) As compensation for its services hereunder, Disposition Agent shall be entitled to the monthly Administration Fee (as defined below), the Disposition Fee (as defined below) and any customary brokerage commission. The monthly "Administration Fee" shall be equal to (i) $25,000 per month accruing from July 1, 1994 through the Effective Date and $35,000 per month thereafter, (ii) an accounting and asset administration fee of $6,000 per month (reducing to $3,000 per month on the first month commencing after 50% of the Initial Properties are sold) accruing from August 1, 1994, payable for the months of July and August 1994 on the Initial Effective Date (such Administration Fee not to be prorated) and thereafter monthly in advance on the first Business Day of each month that is a Distribution Date thereafter until the month in which the obligations and responsibilities of Disposition Agent terminate in accordance with Section 7.9 hereof. The "Disposition Fee" shall be equal to 1% of (i) the Gross Sale Proceeds plus
(ii) the Gross Proceeds of Insurance or Condemnation of each Property, such Disposition Fee to be payable upon receipt of such proceeds. The brokerage commission shall be equal to either (x) a 5% real estate commission, payable from escrow, for any sale of a Property where Disposition Agent acts as the sole real estate broker, or (y) 50% of a normal commission for any sale of a Property where Disposition Agent acts as a co-op broker, such brokerage commission to be payable upon closing of an escrow.

      (l) Trustee is authorized and directed to and hereby appoints Disposition Agent as Trustee's attorney-in-fact, with full authority in the place and stead of Trustee and in the name of Trustee, Disposition Agent, or otherwise, from time to time in Disposition Agent's discretion to take any action and to execute any instrument that Disposition Agent may deem necessary or advisable to accomplish its duties under this Agreement, the Disposition Agreements, or the Third Party Leases, including, without limitation, taking any action described in this Section 3.3 and executing any Depositors Lease, any Third Party Lease, any Disposition Agreement, any property management agreement and any instruments to maintain or effect the disposition of any Properties. Disposition Agent is authorized to execute documents on behalf of the Trust in the form of the signature block set forth on Schedule I attached hereto. The Trustee shall not be liable for any acts or omissions by Disposition Agent arising hereunder absent Trustee's gross negligence or willful misconduct.

      (m) Disposition Agent shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust Property, or otherwise to take or refrain from taking any action under or in connection with this Agreement, except as expressly required by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against Disposition Agent.

      (n) Notwithstanding anything in this Agreement to the contrary, Disposition Agent shall have no obligation or duty (and no such obligation or duty shall be read into this Agreement or implied with respect to or against Disposition Agent) (i) to initiate or otherwise participate in, or consent to, any bankruptcy, insolvency or other proceeding or adjudication of the Trust or (ii) to otherwise take any action, or refrain from taking any action, which action or failure to act would cause an Event of Default or Potential Event of Default.

      (o) Disposition Agent hereby accepts and assumes the foregoing duties and agrees to provide all asset divestiture and other services described herein in accordance herewith; provided that Disposition Agent shall not be liable to the Trust or any other Person for taking any action authorized in this Section 3.3 or otherwise in performing its duties under this Agreement, except to the extent arising from its willful misconduct.

      (p) Disposition Agent shall hold all security deposits under any leases of any Property in a separate account in trust for Trustee on behalf of the Trust, shall not commingle such funds with any funds of Disposition Agent and shall only apply such funds in accordance with the related leases.

3.4.  Collections, Distributions and Investments.

      (a) All Net Sale Proceeds, Net Proceeds of Insurance or Condemnation and other Collections received by Disposition Agent from and after the Effective Date shall be directly deposited into the Collection Account and applied by Disposition Agent, on each Distribution Date, to the extent reasonably practicable and available therefor, in the following order:

            (i) to the extent not otherwise paid, to pay all amounts (if any) then due and owing to Disposition Agent hereunder, including, without limitation, the Administration Fees, the Disposition Agent Fees and amounts advanced by Disposition Agent from its own funds pursuant to this Agreement, including Section 3.3(i), all amounts (if any) then due and owing to Trustee, Disposition Agent or any indemnified party pursuant to Sections 7.1 and 7.3, all other operating or administrative expenses (if any) of the Trust, including wire transfer fees, all fees, costs and expenses of third Persons incurred pursuant to Section 3.3(f), all fees, costs and expenses associated with any requirement that Disposition Agent or Trustee may have to obtain any opinion of independent counsel as a condition precedent to any action hereunder, all fees, costs and expenses of any accountants or attorneys employed or used in connection with the preparation of any tax return filed in respect of the Trust or the Trust Property and any records, calculations, determinations made or maintained and conflict resolution or litigation undertaken with respect to tax matters of the Trust, and all fees, costs and expenses incurred in connection with the appointment of a successor Disposition Agent or a successor Trustee under this Agreement (excluding, however, any Maintenance Costs, Environmental Expenditures or Disposition Improvements, unless such amounts have been advanced by Disposition Agent from its own funds pursuant to
      Section 3.3(i));


           (ii) to the extent not otherwise paid, and subject to the provisions of the Depositors Leases, Third Party Leases and other leases of the Properties, to pay all Maintenance Costs with respect to the Properties;


          (iii) to pay for the cost of all Disposition Improvements and Environmental Expenditures not paid by Company or any Depositor;


           (iv) to transfer to the Reserve Account or any Subaccount such amounts as Disposition Agent in its sole discretion deems necessary to reserve for payment of any amounts that may be subsequently payable hereunder;

            (v) to pay to Servicing Agent under the Trust Loan Agreement all amounts due and payable in respect of the Trust Loan Obligations pursuant to the Trust Loan Documents; and


           (vi) after the Trust Loan Obligations have been paid in full, any remaining cash amounts (the "Remaining Amount") in the Collection Account after payments have been made pursuant to the foregoing paragraphs shall be distributed to Holders of record on the applicable Record Date proportionally based on their respective Percentage Interests in the Trust to be applied by such Holders, other than the Lenders, as provided in the Note Purchase Agreement.

      (b) All payments and distributions required to be made to Servicing Agent pursuant to this Section 3.4 shall be made in immediately available funds by such means as are acceptable to Disposition Agent and Servicing Agent. All payments and distributions required to be made to Holders pursuant to this Section 3.4 shall be made to Holders by wire transfer of immediately available funds or by such other means as are acceptable to Disposition Agent in either case as specified in written instructions from each Holder delivered to Trustee and Disposition Agent in accordance with
Section 9.4 at least five (5) Business Days prior to such payment or distribution. Notwithstanding the foregoing, Trustee and Disposition Agent hereby acknowledge receipt of notice from Corimon, Property Co. and Servicing Agent that the Certificates of Beneficial Interest owned by Corimon and Property Co. have been pledged to Servicing Agent pursuant to the Certificate Pledge Agreement and the Disposition Agent hereby agrees to deliver payments and distributions, less taxes, required to be made to such Holders pursuant to this Section 3.4 in accordance with the terms of the Certificate Pledge Agreement.

      (c) At any time and from time to time, Disposition Agent may establish with Disposition Agent or with Transamerica Occidental Life Insurance Company or any of its Affiliates, or may direct Trustee to establish, one or more Trust Accounts or subaccounts within such accounts ("Subaccounts"), as Trust Property of the Trust for the operations of the Trust. Any funds in any Trust Account or Subaccount shall be applied in accordance with the terms of the Trust Loan Agreement and other Trust Loan Documents and, to the extent such funds are withdrawn by Disposition Agent in its sole discretion to deposit in the Collection Account,
Section 3.4(a).

      (d) Cash Proceeds of the Trust Property which are received by Trustee or Disposition Agent and not distributed to Holders or otherwise paid out pursuant to the terms hereof shall be invested and reinvested by or upon the direction of Disposition Agent in Cash Equivalents (as defined in the Trust Loan Agreement) or as otherwise permitted by the Trust Loan Agreement. Investment in any specific

Cash Equivalent or as otherwise permitted by the Trust Loan Agreement shall be at the sole discretion of Disposition Agent. Gains and losses from such investment and reinvestment shall be credited and debited to the Trust Property and to the Collection Account. Disposition Agent shall have no responsibility for any loss resulting from a fluctuation in interest rates or otherwise.


                                 SECTION 4.
          REPRESENTATIONS AND WARRANTIES OF DEPOSITORS AND COMPANY

            Each Depositor, Holder and Company each hereby represents and warrants as follows:

4.1. Good Standing. Each Depositor is a corporation incorporated under the laws of the State of California, validly existing and in good standing under the laws of the State of California and Company is a corporation incorporated under the laws of the State of Delaware, validly existing and in good standing under the laws of the State of Delaware, and each such Person has all requisite powers and all material government licenses, authorizations, consents and approvals required to carry on its business as now conducted and to perform its obligations hereunder and under each Trust Loan Document and Related Agreement to which it is or becomes a party.

4.2. Corporate Power. The execution, delivery and performance by Company and each Depositor of this Agreement and each Trust Loan Document and Related Agreement to which it is or becomes a party are within the corporate power of Company and such Depositor, have been duly authorized by all necessary corporate and shareholder action on the part of Company or such Depositor and do not (i) violate or contravene any judgment, injunction, order or decree binding on Company and such Depositor or any of its properties or (ii) violate, contravene or constitute a default under any provision of the certificate of incorporation or by-laws of Company or such Depositor or of any material agreement, contract, mortgage or other instrument or law, rule or regulation binding on Company or such Depositor or any of its properties or (iii) result in the creation or imposition of any Lien on any of the Trust Property or any property of Company or such Depositor, except as are expressly contemplated hereby or thereby.

4.3. Consents and Approvals. No consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required in connection with the execution, delivery and performance by Company and each Depositor of this Agreement and each Trust Loan Document and Related Agreement to which it is or becomes a party or the consummation by Company and each Depositor of the transactions contemplated hereby or thereby

(except as may be required under the Trust Loan Documents or to enforce the Trust Mortgages).

4.4. Title to Trust Property. Upon the deposit, assignment or other transfer of any of the Trust Property by each Depositor to Trustee under this Agreement, such Depositor will have conveyed to Trustee all of its right, title and interest therein free and clear of any Lien other than the Trust Mortgages and Liens identified on the title insurance policies for the Properties that are permitted under the Trust Loan Agreement.

4.5. Binding Effect. This Agreement, the Trust Loan Agreement, any other Trust Loan Document and any Related Agreement to which Company or any Depositor is a party have been duly and validly authorized, executed and delivered by, and constitute valid and binding agreements of, Company and each Depositor that is a party thereto, enforceable against Company and each Depositor in accordance with their respective terms.

4.6. Litigation. There is no action, suit, investigation, complaint or other proceeding pending, or to its knowledge, threatened against Company or any Depositor or to Company's or any Depositor's knowledge any other Person that involves any of the transactions contemplated by this Agreement or that, individually or in the aggregate, if determined adversely to Company or any Depositor or the other Person, could have a Material Adverse Effect.

4.7. Compliance with Law. Neither Company nor any Depositor is in, or has received notice of, a violation of or default with respect to any law or regulation applicable to it or its business, properties or operations, which violation or default, individually or in the aggregate, could have a Material Adverse Effect.

4.8. Solvency. Company, each Depositor and each of its Subsidiaries will be Solvent upon the establishment of the Trust and the transfer of the Properties to Trustee.

4.9. Environmental Matters. Except as disclosed on Schedule G annexed hereto:

      (a) the operations of Company and each of its Subsidiaries comply with all applicable Environmental Laws except to the extent that noncompliance would not result in any material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of any Depositor or Company and its Subsidiaries, taken as a whole, and would not materially adversely affect any Property or the ability of Company or Depositors to perform their respective obligations under this Agreement, the Trust Loan Agreement, or the Related Agreements;

      (b) none of the Properties or the operations of Company or any of its Subsidiaries is the subject of any private claims or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of Hazardous Materials into the environment except to the extent that such claims or remedial action would not result in any material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of Depositors or Company and its Subsidiaries, taken as a whole, and would not materially adversely affect any Property or the ability of Company or Depositors to perform their obligations under this Agreement, the Trust Loan Agreement, or the Related Agreements;

      (c) neither Company nor any of its Subsidiaries has any material contingent liability in connection with any release of any Hazardous Materials into the environment, including, without limitation, any contingent liability arising in connection with a failure, or alleged failure, to comply with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
      sec. 9601 et seq.), or the Federal Resource, Conservation, and Recovery Act of 1976, as amended (42 U.S.C. sec.sec. 6901 et seq.), except for such contingent liabilities that would not result in a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Depositors or Company and its Subsidiaries, taken as a whole, and that would not materially adversely affect any Property or the ability of Company or Depositors to perform their respective obligations under this Agreement, the Trust Loan Agreement, or the Related Agreements.

4.10. Incorporation of Representations and Warranties from the Trust Loan Agreement. Each of the representations and warranties given by each Depositor as borrower in Section 4 of the Existing Insurance Company Loan Agreement is true and correct in all material respects as of the date hereof, except for those specifically relating to another time or times which were or will be true and correct in all material respects at such time or times, and such representations and warranties are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein. The representations and warranties incorporated in this Agreement by the immediately preceding sentence shall, solely for purposes of this Agreement, survive the execution and delivery of this Agreement and the transactions contemplated hereby.

                                 SECTION 5.
              REPRESENTATIONS AND WARRANTIES OF TRUST COMPANY

            Trust Company hereby represents and warrants that:

5.1. Good Standing. Trust Company is a national banking association organized under the laws of the United States and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

5.2. Corporate Power. The execution, delivery and performance by Trust Company, in its individual capacity and in its capacity as Trustee, of this Agreement, the Trust Loan Agreement and the other Trust Loan Documents and Related Agreements to which it or the Trust is or becomes a party and the issuance of the Certificates of Beneficial Interest pursuant to this Agreement are within the corporate powers of Trust Company, have been duly authorized by all necessary corporate action on the part of Trust Company (no action by its shareholders being required) and do not (i) violate or contravene any judgment, injunction, order or decree binding on Trust Company or any of its properties or (ii) violate, contravene or constitute a default under any provision of the certificate of incorporation or by-laws of Trust Company or of any material agreement, contract, mortgage or other instrument or law, rule or regulation binding on Trust Company or any of its properties or (iii) result in the creation or imposition of any Lien on any property of Trust Company or on any of the Trust Property, except as are expressly contemplated hereby or thereby.

5.3. Consents and Approvals. No consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required in connection with the execution, delivery and performance by Trust Company, in its individual capacity and in its capacity as Trustee, of this Agreement, the Trust Loan Agreement, other Trust Loan Documents and Related Agreements to which it or the Trust is or becomes a party or the issuance of Certificate of Beneficial Interest pursuant to this Agreement or the consummation by Trustee of the transactions contemplated hereby or thereby (except as may be required under the Trust Loan Documents to enforce the Trust Mortgages).

5.4. Binding Effect. This Agreement, the Trust Loan Agreement, any other Trust Loan Document and any Related Agreement to which Trust Company or Trustee, as the case may be, is a party have been duly and validly authorized, executed and delivered by duly authorized officers of Trust Company.

                                 SECTION 6.
                       CERTAIN COVENANTS OF COMPANY,
                     DEPOSITORS, HOLDERS AND THE TRUST

6.1. Title to Trust Property. Each Holder from time to time is deemed to acknowledge by its acquisition of a Certificate of Beneficial Interest that the Trust owns all right, title and interest in and to the Trust Property, and approves the assignment, transfer and pledge of all Collateral to Servicing Agent under the Trust Loan Documents.

6.2. Notification of Transfer. Immediately upon the deposit, assignment or other transfer of any Trust Property to the Trust pursuant to this Agreement, Depositors will make any appropriate notations on their records to indicate that such Trust Property has been deposited, assigned or transferred to the Trust pursuant to this Agreement, and has been pledged by the Trust as part of the Collateral to Servicing Agent under the Trust Loan Documents to secure payment and performance of the Trust Loan Obligations. Depositors shall keep on their premises and make available for inspection and copying or, upon Disposition Agent's request, shall transfer to Disposition Agent's possession, all of their books, records, plans, files and blueprints relating to the Trust Property.

6.3. Investment Company. No Depositor shall take any action that would cause the Trust to become an investment company that would be required to register under the Investment Company Act of 1940, as amended.

6.4. Deduction of Environmental Expenditures. If any Environmental Expenditures payable by Company and Depositors are deducted by an escrow agent from the proceeds of the disposition of the related Property, Company and Depositors, within two (2) Business Days of receipt of notice from Disposition Agent as provided in Section 3.3(b), shall pay, as an indemnity payment, to Disposition Agent for deposit in the Collection Account the amount of Environmental Expenditures so deducted from such proceeds. Subject to the provisions of Section 3 and Section 7.3(b), Company and Depositors shall otherwise at all times pay directly all Environmental Expenditures.


                                 SECTION 7.
            CONCERNING TRUSTEE, DISPOSITION AGENT AND THE TRUST

7.1.  General Matters Relating to Trustee and Disposition Agent.

      (a)   Subject to the terms of the Trust Loan Agreement and
Section 7.3, all moneys deposited with or received by Trustee hereunder shall be held by it in trust as part of the Trust Property and immediately transferred to Disposition Agent for deposit into the Collection Account.

      (b) Trust Company, in its individual capacity and in its capacity as Trustee, and Disposition Agent each shall be under no liability for any action taken by such Person in good faith in reliance upon any paper, order, instruction, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document, prima facie properly executed, or for the disposition of moneys or Trust Property pursuant to this Agreement; provided, however, that this provision shall not protect any such Person against any liability to which it would otherwise be subject by reason of bad faith, willful misconduct or gross negligence in the performance of its duties.

      (c) Trustee and Disposition Agent each may construe any of the provisions of this Agreement, insofar as the same may appear ambiguous or inconsistent with any other provisions hereof, and any such construction by Trustee or Disposition Agent in good faith shall be binding upon the parties hereto, Holders and Administrators; provided that this provision shall not protect Trustee or Disposition Agent against any liability to which it would otherwise be subject by reason of its own bad faith, willful misconduct or gross negligence.

      (d) Subject to the terms of Section 7.7, Trust Company shall not be liable, either in its individual capacity or in its capacity as Trustee, with respect to any action taken or omitted to be taken by Trustee in accordance with instructions of a Depositor or a Holder delivered pursuant to Section 9.4 hereof or Disposition Agent delivered pursuant to Section
3.3. Trust Company, either in its individual capacity or in its capacity as Trustee, and Disposition Agent each shall not be liable for performing any obligations or duties of the Trust under any agreement to which the Trust is a party.

      (e) Trust Company, either in its individual capacity or its capacity as Trustee, and Disposition Agent each shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or any Trust Loan Agreement or Related Agreement or for the due execution hereof or thereof by any Person other than such Person or for the form, character, genuineness, sufficiency, value or validity of any Trust Property or for or in respect of the validity or sufficiency of any Certificate of Beneficial Interest (except for the due execution thereof by Trustee), and Trust Company, in its individual capacity and in its capacity as Trustee, and Disposition Agent each shall in no event assume or incur any liability, duty or obligation to Depositors or to any Holder, other than as expressly provided for herein or therein.

      (f) Trust Company shall promptly notify Depositors, Holders and Disposition Agent of any legal action taken by any Person with respect to the Trust of which it has Actual Knowledge. Trust Company, either in its individual capacity or in its capacity as Trustee, and Disposition Agent each shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require. Trustee and Disposition Agent may, but shall be under no duty to, undertake such action as it may deem necessary at any and all times, without any further action by the Holders, to protect the Trust Property and the rights and interests of the Holders pursuant to the terms of this Agreement.

      (g) Trustee, in the exercise or administration of the trusts and powers hereunder, including its obligations under Sections 2.5, 2.6 and 3.1, and Disposition Agent, in the exercise or administration of the trusts and powers hereunder, including its obligations under Section 3.3, and Trustee and Disposition Agent in the performance of any duties and obligations under any agreement to which such Person is a party, may, at the expense of the Trust, employ agents, attorneys, accountants and auditors and enter into agreements with any of them and Trust Company either in its individual capacity or in its capacity as Trustee, and Disposition Agent each shall not be liable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, or accountants or auditors shall have been selected by it with reasonable care.

      (h) Trustee and Disposition Agent each shall not be under any duty or obligation to inspect, review or examine any documents, interests or other papers delivered to it as Trustee or Disposition Agent, as the case may be, under this Agreement to determine that they are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face. Without limiting the generality of the foregoing, Trustee and Disposition Agent each shall not incur any liability to any Person by reason of acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of any Person shall be sufficiently evidenced by a written instrument signed by a person purporting to be an officer or official of such Person, as the case may be. Trustee and Disposition Agent each may accept a copy of a resolution of the Board of Directors (or comparable body) of any Person, certified by the Secretary or an Assistant Secretary (or comparable official) of such Person, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by such Board of Directors (or comparable body) and that the same is in full force and effect. As to any fact or matter, the manner of ascertainment of which is not specifically provided herein, Trustee and Disposition Agent each may for all purposes hereof rely on a certificate signed by an officer or official of any Person, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to Trustee and Disposition Agent for any action taken or omitted to be taken by it in good faith in reliance thereon.

7.2. Books and Records; Mailings to Holder. Trustee shall keep proper books of record and account of all the transactions by it as Trustee under this Agreement at its Corporate Trust Office, including a record of the name and address of all Holders, and such books and records shall be open to inspection by Holders at all reasonable times during usual business hours of Trustee upon reasonable notice. In addition, on the Effective Date and upon the transfer of any Certificate of Beneficial Interest, Trustee, upon written request, shall furnish to Depositors, Disposition Agent, and Servicing Agent a list of the name and address of all Holders of Certificates of Beneficial Interest.

7.3.  Compensation and Indemnification.

      (a) Trust Company shall be entitled, from the Trust Property and (with respect to its acceptance fee and ongoing annual fee) Company and Depositors (as specified in the Fee Agreement), to reasonable compensation for the services of Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Trust Company, in its individual capacity and its capacity as Trustee, and Disposition Agent each shall be entitled from the Trust Property, Company and Depositors for and reimbursement for all reasonable out-of-pocket expenses, disbursements and advances incurred by such Person in accordance with any of the provisions of this Agreement (including the reasonable compensation, reasonable expenses and reasonable disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may be incurred or arise out of the bad faith, gross negligence or willful misconduct on the part of such Person. Such Person shall notify Holders, Disposition Agent and Servicing Agent upon receipt by such Person of compensation from the Trust Property pursuant to the foregoing sentence of the amount of such compensation; provided that Disposition Agent shall not be required to provide greater notice than that contemplated by Section 3.3(c)(i). Notwithstanding this
Section 7.3, Trustee hereby agrees not to cause or participate in the filing of a petition in bankruptcy against Company or any Depositor for the non-payment to Trustee of any amounts provided by this Agreement until one year and one day after the later of the cash payment in full of all Trust Loan Obligations.

      (b) Each Depositor, Company, and Trustee (solely in its capacity as Trustee) out of the proceeds of Trust Property, jointly and severally agree to indemnify Trust Company, Disposition Agent, Holders and the Liquidating Trust Committee and each of their respective successors, assigns, agents and servants for, and to hold them harmless against, any and all losses and liabilities, obligations, damages, penalties, Taxes (excluding income taxes but including any taxes payable by Depositors pursuant to Section 6.5 but excluding any taxes payable by Trust Company or Disposition Agent on or measured by any compensation for services rendered by Trustee or Disposition Agent under this Agreement), claims, actions, suits or out-of-pocket expenses or costs of any kind and nature, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, without limitation, securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, incurred or arising out of or in connection with the acceptance or administration of this Trust, including the reasonable costs and out-of-pocket expenses of defending itself against any claim of liability in the premises, except to the extent that the same may be incurred or arise out of the bad faith, gross negligence or willful misconduct of the applicable indemnified Person, and also including the liabilities, obligations, costs and expenses relating to any action as to which Trust Company has reasonably determined, or has been advised by counsel, that such action is likely to result in personal liability to any indemnified Person, or is contrary to the terms hereof or of any document contemplated hereby to which any indemnified Person or the Trust is a party, or is otherwise contrary to law.

      Each Depositor, Company, and Trustee (solely in its capacity as Trustee) out of the proceeds of Trust Property, jointly and severally agrees to indemnify and hold harmless Trust Company, Disposition Agent, Holders and the Liquidating Trust Committee and each of their respective successors, assigns, agents and servants, from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative, and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorneys fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under any Property of any Hazardous Materials, or any Releases of any such Hazardous Materials on, under or from such Properties, or (ii) any activity carried on or undertaken on or off such Properties, whether prior to or during the term of this Agreement, and whether by Company, the Depositors or any predecessor in title or any employees, agents, contractors or subcontractors of Company, the Depositors or any predecessor in title, or any third persons at any time occupying or present on such Properties, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport, or disposal of any such Hazardous Materials at any time located or present on or under such Properties. The foregoing indemnity shall further apply to any residual contamination on or under such Properties, or affecting any natural resources arising in connection with the generation, use, handling, storage, transport, or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes, and ordinances.

      Company and Depositors acknowledge (a) the difficulty in ascertaining to what extent any Environmental Expenditures or other claims are attributable to actions of the Trustee, Disposition Agent, Holders or any of their agents, (b) the likelihood that any Environmental Expenditures or other claims would arise as a result of actions or inactions of Company and its Subsidiaries on or prior to the Effective Date, (c) the importance of paying all Environmental Expenditures promptly upon incurrence, and
(d) that Company and Depositors, as the previous owners and operators of the Properties, are more knowledgeable with respect to any Environmental Expenditures or Environmental Claims that might arise. Accordingly, Company and Depositors agree that all Environmental Expenditures and all other claims described in the second paragraph of Section 7.3(b) shall be deemed to arise with respect to actions or inactions of Company and its Subsidiaries on or prior to the Effective Date and shall be payable by Company and Depositors from their own funds, subject to Company's and Depositors' right to be reimbursed only from the Trust Property as provided in Section 3.4(a) only to the extent any such Environmental Expenditures or claims arise solely and directly from the willful misconduct of Trustee or Disposition Agent or any Holder, as the case may be, as finally determined by a court of competent jurisdiction.

      The obligations of Company, Depositors and Trustee to indemnify Trust Company, Disposition Agent, Holders and the Liquidating Trust Committee and Trustee's and Disposition Agent's right to be compensated and be reimbursed by Depositors for its reasonable out-of-pocket expenses, disbursements and advances pursuant to Sections 7.3(a), (b) and (c), shall constitute additional indebtedness of Company and Depositors and shall survive the termination of this Agreement pursuant to Section 2.1(e). Such additional indebtedness shall be, if so agreed to by Company and Depositors, secured only by a Lien upon the Trust Property subordinate to the Trust Mortgages; provided however that the indemnified party may not enforce such Lien on any of the Trust Property until such time as each Trust Loan Document is terminated in accordance with its terms and all Trust Loan Obligations are indefeasibly paid in full in cash in accordance with the terms of the Trust Loan Documents.

      The obligations of Company and Depositors under this Section 7.3(b) are hereby extended to Servicing Agent, the Lenders and co-trustees or separate trustees appointed pursuant to Section 7.8(c), under the same terms and conditions stated herein.

      (c) Trustee shall not be required to take or refrain from taking any action under this Agreement (other than giving of notices) unless Trust Company shall have been indemnified by Company, Depositors or any other Person, in manner and form reasonably satisfactory to Trust Company, against any liability, fee, cost or expense (including attorney's fees) which may be incurred or charged in connection therewith, except to the extent the same may be incurred or arise out of the bad faith, gross negligence or willful misconduct of Trustee. Trustee shall not be required to take any action if Trust Company shall reasonably determine, or shall have been advised by counsel, that such action is likely to result in personal liability, or is contrary to the terms hereof or of any document contemplated hereby to which Trustee or the Trust is a party, or is otherwise contrary to law and Trust Company has not been indemnified by Depositors or any other Person as provided in Section 7.3(b).

      (d) Any amounts paid to Trust Company pursuant to Section 7.1(f) and this Section 7.3 shall be deemed not to be part of the Trust Property immediately after such payment.

7.4.  Resignation, Discharge or Removal of Trustee; Successor.

      (a) Trustee may resign and be discharged of the trusts created by this Agreement by executing an instrument in writing, filing the same with Disposition Agent and Servicing Agent and mailing a copy of a notice of resignation to Holders then of record, not less than ninety (90) days before the date specified in such instrument when, subject to
Section 7.4(c) hereof, such resignation is to take effect. Upon receiving such notice of resignation, Holders shall use their best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided by written instrument or instruments delivered pursuant to Section 9.4 to such resigning Trustee and the successor Trustee. Except as provided in Section 7.4(b) and except if the proposed successor Trustee shall be Disposition Agent or any lender under the Trust Loan Agreement, the appointment of any successor Trustee shall be approved by Holders and Servicing Agent. Holders may, with the prior written consent of Servicing Agent, remove Trustee for any reason and appoint a successor Trustee by written instrument or instruments delivered to Trustee so removed and the successor Trustee.

      (b) In case at any time Trustee shall resign and no successor Trustee shall have been appointed within sixty (60) days after notice of such resignation has been filed and mailed as required by Section 7.4(a), the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

      (c) Any successor Trustee appointed hereunder shall promptly execute and deliver to Holders, the retiring Trustee, Servicing Agent and Disposition Agent an instrument accepting such appointment hereunder, and the successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Agreement. Upon the request of the successor Trustee, the retiring Trustee shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument transferring to the successor Trustee all the rights and powers of the retiring Trustee (provided that the failure to deliver such instrument shall not affect the validity of such transfer of rights and powers to such successor Trustee); and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all of the Trust Property at the time held by it, if any, together with all necessary instruments of transfer and assignment or other documents properly executed and necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 7.4 shall become effective upon such acceptance of appointment by the successor Trustee.

      (d) Any corporation into which Trust Company may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which Trust Company shall be a party, shall be the successor Trustee under this Agreement without the execution, delivery or filing of any paper or instrument or any further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the predecessor corporation may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding; provided that such corporation resulting from any such merger or consolidation shall meet the qualifications set forth in
Section 7.5.

      (e) Servicing Agent and the Lenders are intended third party beneficiaries of the provisions contained in this Section 7.4.

7.5. Qualification of Trustee. Trustee shall at all times be a corporation organized and doing business under the laws of the United States, or any state thereof, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business, and having at all times an aggregate capital, surplus, and undivided profits of not less than $50,000,000.

7.6.  Co-trustees and Separate Trustees.

      (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Properties may be located, Depositors and Trustee shall have power to appoint, and, upon the written request of Trustee, Depositors shall for such purpose join with Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by Disposition Agent either to act as co-trustee, jointly with Trustee, of all or any part of the Properties, or to act as separate trustee of any such Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Agreement.

      (b) Should any written instrument from Depositors be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by Depositors. Trustee shall give notice of the appointment of any co-trustee or separate trustee to Servicing Agent, Lenders and Disposition Agent. Each notice shall include the name and address of any such co-trustee or separate trustee.

      (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

            (i) The Certificate of Beneficial Interest shall be executed and delivered and all rights, powers, duties and obligations of Trustee hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, Trustee hereunder, shall be exercised solely by Trustee.


           (ii) The rights, powers, duties and obligations hereby conferred or imposed upon Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by Trustee or by Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.


          (iii) Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.8. Upon the written request of Trustee, Depositors shall join with Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee which has resigned or has been removed may be appointed in the manner provided in this
      Section 7.8.


           (iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission by Trustee, or any other such trustee hereunder.

            (v) Any notice delivered to Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

7.7. Not Acting In Individual Capacity. Except as otherwise expressly provided herein, in acting hereunder, Trust Company is acting solely as Trustee and not in its individual capacity; and, except as so provided, all Persons having any claim against Trust Company by reason of the transactions contemplated hereby shall look only to the Trust Property for payment or satisfaction thereof; provided, however, that notwithstanding anything herein to the contrary, Trust Company shall be individually and personally liable by reason of (i) its or Trustee's bad faith, willful misconduct or gross negligence in the performance of its duties, (ii) the inaccuracy of any representation or warranty contained in Section 5 expressly made by Trust Company, (iii) liabilities arising from the failure by Trust Company to perform obligations expressly undertaken by it in the last sentence of Section 2.6(b), or (iv) taxes, fees or other charges on, based on, or measured by, any fees, commissions or compensation received by Trust Company or Trustee in connection with any of the transactions contemplated by this Agreement.

7.8.  Resignation, Discharge or Removal of Disposition Agent; Successor.

      (a) Disposition Agent may resign and be discharged of the duties created by this Agreement by executing an instrument in writing, filing the same with Trustee and mailing a copy of such notice of resignation to Servicing Agent and Holders then of record not less than ninety (90) days before the date specified in such instrument when, subject to paragraph (b) hereof, such resignation is to take effect. Upon receiving such notice of resignation, Trustee shall use its best efforts promptly to appoint a successor Disposition Agent in the manner and meeting the qualifications satisfactory to Servicing Agent, provided by written instrument or instruments delivered to such resigning Disposition Agent and the successor Disposition Agent. The appointment of any successor Disposition Agent shall be approved by Holders and Servicing Agent. If no successor Disposition Agent shall have been so appointed and approved and have accepted appointment within ninety (90) days after the giving of such notice of resignation, the resigning Disposition Agent may petition any court of competent jurisdiction for the appointment of a successor Disposition Agent at the expense of the Trust.

            Disposition Agent may be removed by Trustee only in the event of any failure by Disposition Agent to perform its obligations under this Agreement, including, without limitation, any failure by Disposition Agent to deposit into the Collection Account or any other Trust Account any amount received by Disposition Agent and required to be so deposited or remitted by Disposition Agent, and when such failure is not remedied within thirty (30) Business Days following notice provided by Trustee or any Holder to Disposition Agent, except in the event of failure by Disposition Agent to deposit into the Collection Account or any other Trust Account any amount required to be so deposited or remitted, such failure shall be remedied within two (2) Business Days following notice provided by Trustee or any Holder to Disposition Agent. In such event, Trustee shall obtain a prior written consent of Servicing Agent, and upon the receipt of such consent of Servicing Agent, remove Disposition Agent and appoint a successor Disposition Agent by written instrument or instruments delivered to Disposition Agent so removed and the successor Disposition Agent.

      (b) Any successor Disposition Agent appointed hereunder shall promptly execute and deliver to Trustee, Holders, the retiring Disposition Agent, and Servicing Agent an instrument accepting such appointment hereunder, and the successor Disposition Agent without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Disposition Agent herein and shall be bound by all the terms and conditions of this Agreement.

Any resignation or removal of Disposition Agent and appointment of a successor Disposition Agent pursuant to this section shall become effective upon such acceptance of appointment by the successor Disposition Agent.

      (c) Any corporation into which Disposition Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which Disposition Agent shall be a party, shall be the successor Disposition Agent under this Agreement without the execution, delivery or filing of any paper or instrument or any further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the predecessor corporation may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding; provided that such corporation resulting from any such merger or consolidation shall meet the qualifications satisfactory to Trustee and Servicing Agent.

      (d) In the event Disposition Agent shall fail to perform any of its duties under this Agreement and such failure is not remedied within thirty
(30) Business Days following notice (or two Business Days following notice in the case of failure by Disposition Agent to deposit into the Collection Account or any other Trust Account any amount required to be so deposited or remitted) by Trustee to Disposition Agent, Trustee shall have the right to (i) direct that payments that would otherwise be received by Disposition Agent pursuant to the terms of this Agreement be paid directly into an account held in the name of Trustee, and to (ii) withdraw funds from the Trust Accounts in accordance with the terms of this Agreement. The Depositors, Holders and Trustee agree that removal of the Disposition Agent and recovery of any funds not properly transferred to the Collection Account shall be the only remedies available upon any breach by the Disposition Agent of its obligations hereunder.

7.9. Termination. The obligations and the responsibilities of Disposition Agent created hereby shall terminate on the date which is the earlier of
(a) such time as each Trust Loan Document is terminated in accordance with its terms and all Trust Loan Obligations are indefeasibly paid in full in cash in accordance with the terms of the Trust Loan Documents, or (b) all Trust Property has been disposed of and the Proceeds thereof have been distributed as provided in this Agreement.

7.10.  Co-Disposition Agent and Separate Disposition Agents.

      (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Properties may be located, Trustee and Disposition Agent shall have power to appoint, and, upon the written request of Disposition Agent, Trustee shall for such purpose join with Disposition Agent in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by Servicing Agent either to act as co-disposition agent, jointly with Disposition Agent, of all or any part of the Properties, or to act as separate disposition agent of any such Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Agreement. The appointment of any co-disposition agent shall be subject to the consent of Depositors, which consent shall not be unreasonably withheld.

      (b) Should any written instrument from Depositors, Disposition Agent or Trustee be required by any co-disposition agent or separate disposition agent so appointed for more fully confirming to such co-disposition agent or separate disposition agent such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by Depositors, Disposition Agent or Trustee, as the case may be. Disposition Agent shall give notice of the appointment of any co-disposition agent or separate disposition agent to Servicing Agent, Holders and Lenders. Each notice shall include the name and address of any such co-disposition agent or separate disposition agent.

      (c) Every co-disposition agent or separate disposition agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

            (i) The rights, powers, duties and obligations hereby conferred or imposed upon Disposition Agent in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by Disposition Agent or by Disposition Agent and such co-disposition agent or separate disposition agent jointly, as shall be provided in the instrument appointing such co-disposition agent or separate disposition agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, Disposition Agent shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-disposition agent or separate disposition agent.


           (ii) Disposition Agent at any time, by an instrument in writing executed by it, may accept the resignation of or remove any co-disposition agent or separate disposition agent appointed under this Section 7.10. Upon the written request of Disposition Agent, Trustee shall join with Disposition Agent in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-disposition agent or separate disposition agent which has resigned or has been removed may be appointed in the manner provided in this Section 7.10.


          (iii) No co-disposition agent or separate disposition agent hereunder shall be personally liable by reason of any act or omission by Disposition Agent, or any other such disposition agent hereunder.


           (iv) Any notice delivered to Disposition Agent shall be deemed to have been delivered to each such co-disposition agent and separate disposition agent.


                                 SECTION 8.
            REPRESENTATIONS AND WARRANTIES OF DISPOSITION AGENT

      Disposition Agent hereby represents and warrants to Trustee as follows:

8.1. Corporate Power and Authority. Disposition Agent has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

8.2. Authorization of Agreements. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Disposition Agent.

8.3. No Conflict. The execution, delivery and performance by Disposition Agent of this Agreement do not (i) violate any provision of any law or any governmental rule or regulation applicable to Disposition Agent, the Certificate of Incorporation or Bylaws of Disposition Agent, or any order, judgment or decree of any court or other agency of government binding on Disposition Agent, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Disposition Agent.

8.4. Governmental Consents. The execution, delivery and performance by Disposition Agent of this Agreement do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

8.5. Binding Obligation. This Agreement has been duly executed and delivered by Disposition Agent and is the legally valid and binding obligation of Disposition Agent, enforceable against Disposition

Agent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.


                                 SECTION 9.
                               MISCELLANEOUS

9.1. Benefit of Agreement. All the representations, warranties, covenants and agreements contained in this Agreement by or on behalf of Depositors, Holders, Trust Company, Trustee or Disposition Agent shall bind, and inure to the benefit of, their respective successors and assigns from time to time, whether so expressed or not.

9.2. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates of Beneficial Interest or the rights of the owners thereof or of Servicing Agent or Lenders.

9.3. Amendments and Waivers. This Agreement may not be amended and compliance with any provision hereof may not be waived by Trustee or any Holder, including Depositors, unless such amendment or waiver is in writing and (A) is consented to by (i) Trustee, (ii) Holders and (iii) Disposition Agent and (B) will not cause the Trust created hereunder to be an association taxable as a corporation for federal income tax purposes, as evidenced by an opinion of counsel satisfactory to Trustee. The parties hereto agree that no such opinion shall be required in connection with the amendments contemplated by this Agreement. Servicing Agent and Lenders are intended third party beneficiaries of the provisions contained in this
Section 9.3.

9.4.  Notices; Instructions.

      (a) Any notice, demand, consent, direction or instruction to be given to Trustee under this Agreement shall be in writing and shall be duly given if personally served, telecopied, telexed, or sent by United States Mail or courier service to the Corporate Trust Office at the address of Trustee as set forth on the signature pages hereto or such other address as shall be specified by Trustee in a notice to Holders in writing.

      (b) Any notice, demand, consent, direction or instruction to be given to Depositors under this Agreement shall be in writing and shall be duly given if personally served, telecopied, telexed, or sent by United States Mail or courier service to each Depositor at the address of each such Depositor as set forth on the signature pages hereto, or at such other address as shall be specified by such Depositor to Trustee in writing.

      (c) Any notice, demand, direction or instruction to be given to Disposition Agent under this Agreement shall be in writing and shall be duly given if personally served, telecopied, telexed, or sent by United States Mail or courier service to Disposition Agent at the address of Disposition Agent as set forth on the signature pages hereto, or at such other address as shall be specified by Disposition Agent to Trustee in writing.

      (d) Any notice or other communication to be given to any Holder (other than Depositors) under this Agreement shall be in writing and shall be duly given if personally served, telecopied, telexed, or sent by United States Mail or courier service to such Holder outstanding at the time such notice or other communication is given at the address for such Holder contained in the records maintained by Trustee pursuant to Section 7.2.

      (e) All notices, demands, consents, directions or instruction shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices, demands, consents, directions or instructions to Trustee shall not be effective until received.

      (f) A copy of any notice, demand, consent, direction or instruction to be given to Trustee, Depositors, Disposition Agent, or any Holder shall be sent to each Lender at its address as set forth in the Trust Loan Agreement, or at such other address as shall be specified by the Lender in writing, in the same manner as such notice, demand, consent, direction or instruction is given to Trustee, Depositors, Disposition Agent, or any Holder, as the case may be.

9.5.  Termination of this Agreement; No Power to Revoke or Withdraw Trust
Property.

      (a) Subject to the provisions of Sections 2.1(f) and 2.1(g), this Agreement and the Trust created hereby may not be terminated for any reason until after such time as each Trust Loan Document is terminated in accordance with its terms and all Trust Loan Obligations are indefeasibly paid in full in cash in accordance with the terms of the Trust Loan Documents, or all Trust Property has been disposed of and the Proceeds thereof distributed as provided herein. After such time, and upon termination, this Agreement and the estate and rights thereby granted by Depositors to the Trust and Trustee in the Trust Property shall cease, terminate and be void as of the date of the final distribution by Trustee or Disposition Agent of all the Trust Property pursuant to this Section 9.5(a).

            The respective obligations and responsibilities of Depositors, Trustee and Disposition Agent created hereby with respect to the Certificates of Beneficial Interest (other than the obligation to make certain payments and send certain notices to Holders of Certificates of Beneficial Interest as set forth in this Section 9.5) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Section 9.5; provided, however, that in no event shall the Trust created hereby continue beyond the term allowed under Section 2.1(f).

            After payment of all amounts then due and payable to Trust Company and Disposition Agent and any party owed funds pursuant to Section 7.3, all right, title and interest in the Trust Property still held by Trustee at the time of such termination shall be transferred, assigned and paid over to Holders in such manner and form as shall be directed by Holders. Notwithstanding the foregoing, Trustee and Disposition Agent hereby acknowledge receipt of notice from Corimon, Property Co. and Servicing Agent that the Certificates of Beneficial Interest owned by Corimon and Property Co. have been pledged to Servicing Agent pursuant to the Certificate Pledge Agreement and Trustee and Disposition Agent hereby agree to deliver payments and distributions required to be made to such Holders pursuant to this Section 9.5(a) in accordance with the terms of the Certificate Pledge Agreement. Servicing Agent and Lenders are intended third party beneficiaries of the provisions contained in this Section 9.5(a).

      (b) Neither Depositors nor any Holder shall be entitled to terminate or revoke the Trust established hereunder except as otherwise expressly provided herein. Neither Depositors nor any Holder may withdraw any of the Trust Property from the Trust so long as any of the Trust Loan Obligations have not been paid in full in cash in accordance with the terms of the Trust Loan Agreement and the other Trust Loan Documents, remain in effect. Servicing Agent and Lenders are intended third party beneficiaries of the provisions contained in this Section.

      (c) The Disposition Agent shall give the Trustee notice as soon as practicable of the Distribution Date on which the Disposition Agent anticipates that the final distribution will be made, and the amount of such final distribution if known, from the liquidation or disposition pursuant to Section 3.4 of the last asset held by the Trust. Notice of any termination of the Trust pursuant to this Section 9.5 shall be mailed by the Trustee to Holders at their addresses shown in the records of the Trustee maintained pursuant to
Section 7.2 and to Servicing Agent at its address on the signature page hereof as soon as practicable after the Trustee shall have received notice of the anticipated final Distribution Date from the Disposition Agent. The notice mailed by the Trustee hereunder shall:

            (i) specify the anticipated Termination Date on which the final distribution is anticipated to be made to Holders;

            (ii) specify the amount of any such final distribution, if known, and


          (iii) state that the final distribution will be made only upon presentation and surrender of Certificates of Beneficial Interest at the office of the Trustee therein specified.

If the Trust is not terminated on any anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each Holder and to Servicing Agent.

      (d) Any funds not distributed on the Termination Date because of the failure of any Holder to tender its Certificate of Beneficial Interest shall be set aside and held in trust for the account of the appropriate non-tendering Holder, whereupon the Trust shall terminate. If any Certificate of Beneficial Interest as to which notice of the Termination Date has been given pursuant to this Section 9.5 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Disposition Agent shall mail a second notice to the Holder thereof, at its address shown in the records of the Trustee maintained pursuant to Section 7.2 to surrender its Certificates of Beneficial Interest for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate of Beneficial Interest shall not have been surrendered for cancellation, the Disposition Agent may, directly or through an agent, take appropriate steps to contact the remaining Holders concerning surrender of their Certificates of Beneficial Interest. The costs and expenses of maintaining the funds and contacting Holders shall be paid out of the assets which remain held. If after two years after the second notice any Certificates of Beneficial Interest shall not have been surrendered for cancellation, the Disposition Agent may, unless otherwise required by mandatory provisions of any applicable escheat or abandoned or unclaimed property law, transfer all amounts to be distributable on account of such non-tendered Certificates of Beneficial Interest and all other sums held by the Disposition Agent to the Depositors to hold jointly or as they may otherwise agree, free of any trust and the holder of such Certificates of Beneficial Interest shall, unless otherwise required by mandatory provisions of any applicable escheat or abandoned or unclaimed property law, thereafter look only to the Depositors receiving such transfer for any payment which such holder may be entitled to collect, and all liability of the Trustee, the Disposition Agent and any paying agent with respect to such moneys shall thereupon cease. No interest shall accrue or be payable to any Holder on any amount held as a result of such Holder's failure to surrender its Certificate(s) of Beneficial Interest for final payment thereof in accordance with this Section 9.5.

9.6. Nature of Interest in Trust Property. Neither Depositors nor any Holder shall have legal title to any part of the Trust Property or any interest in specific Trust Property and shall only be entitled to receive distributions in accordance with Section 3.4 and distributions with respect to their undivided beneficial interest in the Trust Property pursuant to
Section 9.5 once all Trust Loan Obligations have been paid in full in cash in accordance with the Trust Loan Agreement, and each Trust Loan Document has been terminated and all amounts then owing to Trustee, Company, Disposition Agent or any party owed funds pursuant to Section 7.3 have been paid in cash. Subject to the provisions of subsections 2.1(f) and (g), no transfer, by operation of law or otherwise, of any right, title or interest of Depositors or of any Holder shall operate to terminate this Agreement or the Trust or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property or any interest in specific Trust Property. Servicing Agent and Lenders are intended third party beneficiaries of the provisions contained in this Section.

9.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS), AND ALL LAWS OR RULES OF CONSTRUCTION OF SUCH STATE SHALL GOVERN THE RIGHTS OF THE PARTIES TO THIS AGREEMENT AND THE INTERPRETATION OF THE PROVISIONS OF THIS AGREEMENT.

9.8. Counterparts. This Agreement may be executed and delivered in any number of counterparts, and such counterparts taken together shall constitute one and the same instrument.

9.9. Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than Servicing Agent, Lenders, Trustee, Disposition Agent, Depositors and any Holder any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

9.10. Merger and Consolidation. No merger or consolidation of the Trust with or into any other business trust, common-law trust, corporation, partnership (general or limited), unincorporated business or other Person may be effected, and no agreement of merger or consolidation may be entered into by the Trust, unless and until such merger or consolidation and such agreement is approved in writing by Servicing Agent. Servicing Agent and Lenders are intended third party beneficiaries of the provisions contained in this Section.

9.11. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other Person any rights or remedies hereunder, other than as expressly provided herein.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                              STANDARD BRANDS PAINT CO.,
                               a California corporation


                              By:   /s/ HOWARD SCHWARTZ
                              Title:  Senior Vice President and
                                         Chief Financial Officer

                              Address:
                              4300 West 190th Street
                              Torrance, California  90509-2956
                              Attn:  Chief Financial Officer
                              Telephone No. (310) 214-2411
                              Telecopy No. (310) 371-8770



                              STANDARD BRANDS REALTY CO., INC.,
                               a California corporation


                              By:   /s/ HOWARD SCHWARTZ
                              Title:  Senior Vice President and
                                         Chief Financial Officer


                              Address:
                              4300 West 190th Street
                              Torrance, California  90509-2956
                              Attn: Chief Financial Officer
                              Telephone No. (310) 214-2411
                              Telecopy No. (310) 371-8770

                              STANDARD BRANDS PAINT COMPANY,
                               a Delaware corporation


                              By:   /s/ HOWARD SCHWARTZ
                              Title:  Senior Vice President and
                                         Chief Financial Officer

                              Address:
                              4300 West 190th Street
                              Torrance, California  90509-2956
                              Attn: Chief Financial Officer
                              Telephone No. (310) 214-2411
                              Telecopy No. (310) 371-8770



                              CORIMON CORPORATION,
                               a Delaware Corporation


                              By:   /s/ JOSE GREGORIO GARCIA
                              Title:  Assistant Treasurer and
                                         Authorized Officer

                              Address:
                              Telephone No.
                              Telecopy No.



                              SUN LIFE INSURANCE COMPANY OF AMERICA,
                               an Arizona corporation


                              By:   /s/ KEVIN BUCKLE
                              Title:  Authorized Agent

                              Address:
                              1 SunAmerica Center
                              Century City, California  90067-6022
                              Attn: Bob Sydow
                              Telephone No. (310) 772-6112
                              Telecopy No. (310) 772-6150

                              ANCHOR NATIONAL LIFE INSURANCE CO.,
                               a California corporation


                              By:   /s/ KEVIN BUCKLE
                              Title:  Authorized Agent

                              Address:
                              1 SunAmerica Center
                              Century City, California  90067-6022
                              Attn: Bob Sydow
                              Telephone No. (310) 772-6112
                              Telecopy No. (310) 772-6150



                              TRANSAMERICA OCCIDENTAL LIFE INSURANCE
                               COMPANY, a California corporation


                              By:   /s/ LYMAN LOKKEN
                              Title:  Investment Officer

                              Address:
                              1150 S. Olive Street, Suite 2200
                              Los Angeles, California  90015
                              Attn: Lyman Lokken
                              Telephone No. (213) 742-3141
                              Telecopy No. (213) 741-6917



                              TRANSAMERICA LIFE INSURANCE AND ANNUITY
                               COMPANY, a North Carolina corporation


                              By:   /s/ LYMAN LOKKEN
                              Title:  Investment Officer

                              Address:
                              1150 S. Olive Street, Suite 2200
                              Los Angeles, California  90015
                              Attn: Lyman Lokken
                              Telephone No. (213) 742-3141
                              Telecopy No. (213) 741-6917

                              TRANSAMERICA REALTY SERVICES, INC.,
                               a Delaware corporation


                              By:   /s/ LYMAN LOKKEN
                              Title:  Investment Officer

                              Address:
                              1150 S. Olive Street, Suite 2200
                              Los Angeles, California  90015
                              Attn:  Lyman K. Lokken
                              Telephone No. (213) 742-3141
                              Telecopy No. (213) 741-6917


                              BANKERS TRUST COMPANY OF CALIFORNIA, N.A.


                              By:   /s/ TRACY A. GIVANT
                              Title: ___________________________

                              Address:
                              3 Park Plaza, 16th Floor
                              Irvine, California   92714
                              Attn:  Standard Brands Paint
                                      Liquidating Property Trust
                              Telephone No. (714) 253-7575
                              Telecopy No. (714) 253-7577

                       STANDARD BRANDS PAINT COMPANY
         AMENDED AND RESTATED LIQUIDATING PROPERTY TRUST AGREEMENT
                           HOLDER SIGNATURE PAGE



      In Witness Whereof, the parties hereto have caused this Amended and Restated Liquidating Property Trust Agreement to be duly executed and delivered as of the date first written above.



                              SBP Liquidating Property Co.



                              By:   /s/ DAVID J. BREAZZANO
                              Title:  Vice President

                                                                  EXHIBIT I





                [FORM OF CERTIFICATE OF BENEFICIAL INTEREST]


THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND EXCEPT AS PROVIDED IN THE TRUST AGREEMENT, MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED, PLEDGED, TRANSFERRED, ASSIGNED, USED AS SECURITY, SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF. ALL RIGHTS AND INTERESTS OF THE HOLDER UNDER THIS CERTIFICATE HAVE BEEN PLEDGED TO TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, AS SERVICING AGENT AS SECURITY FOR THE OBLIGATIONS OF THE HOLDER UNDER THE NOTE PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT REFERRED TO BELOW).


                     CERTIFICATE OF BENEFICIAL INTEREST


              STANDARD BRANDS PAINT LIQUIDATING PROPERTY TRUST

         __________________________________________________________

      THIS CERTIFIES THAT ____________________ (the "Holder") is the registered owner of a ___% undivided beneficial interest in the Standard Brands Liquidating Property Trust existing under the laws of the State of California pursuant to the Liquidating Property Trust Agreement (the "Agreement"; the terms herein are used as therein defined) dated as of May 16, 1995 among STANDARD BRANDS PAINT COMPANY, STANDARD BRANDS PAINT CO., STANDARD BRANDS REALTY CO., INC., SUN LIFE INSURANCE COMPANY OF AMERICA, ANCHOR NATIONAL LIFE INSURANCE CO., TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY, CORIMON CORPORATION, SBP LIQUIDATING PROPERTY CO., TRANSAMERICA REALTY SERVICES, INC., and BANKERS TRUST COMPANY OF CALIFORNIA, N.A. ("Trust Company"). Trust Company, not in its individual capacity but solely in its fiduciary capacity as trustee under the Agreement (the "Trustee"), has executed this Certificate of Beneficial Interest by one of its duly authorized signatories as set forth below. It is expressly understood and agreed by the Holder hereof that the Trustee has executed this Certificate of Beneficial Interest subject to the protections, indemnities and limitation of liability afforded to the Trustee under the Agreement. The representations, undertakings and agreements made by the Trustee under the Agreement are not made as those of the Trust Company but are for the sole purpose of binding the Trust Property under the Agreement, except to the extent arising from the bad faith, gross negligence or willful misconduct of the Trustee.

      This Certificate of Beneficial Interest is one of the Certificates of Beneficial Interest referred to in the Agreement and is issued under and is subject to the terms, provisions and conditions of the Agreement to which the owner of this Certificate of Beneficial Interest by virtue of the acceptance hereof agrees and by which the Holder is bound. Reference is hereby made to the Agreement for a statement of the rights of the owner of this Certificate of Beneficial Interest, as well as for a statement of the terms and conditions of the Trust created by the Agreement.

      IN WITNESS WHEREOF, Trustee has caused this Certificate of Beneficial Interest to be executed as of the date hereof by one of its Authorized Officers, by his or her manual signature. This Certificate of Beneficial Interest shall not be valid or enforceable for any purpose until it shall have been so signed by an Authorized Officer of Trustee.


Dated:  ______________


                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                    N.A.
                                    not in its individual capacity but
                                    solely as Trustee


                                    By:
                                    Title:  Authorized Officer

                                 SCHEDULE E

                             MAINTENANCE COSTS


            "Maintenance Costs" shall include, without limitation, the following:

 1.   Payments owing to property managers.
 2.   Payments owing to property inspectors.
 3.   Improvement assessments and other impositions.
 4.   Utilities.
 5.   Insurance Costs (as such term is defined in the Agreement).
 6.   Taxes (as such term is defined in the Agreement).
 7.   Other taxes (other than taxes based on income).
 8.   Landscaping costs.
 9.   Cost of replacing broken windows.
10.   Cost of general sanitation cleanup.
11.   Cost of patching potholes.
12.   Cost of minor plumbing.
13. Cost of removing trade fixtures and costs of repair for damage as a result of such removal.
14. Reimbursement or direct payment of repair, maintenance and operation costs incurred by or at the direction of Disposition Agent in accordance with Section 3.3.